AGREEMENT AND PLAN OF MERGER




                                    BY AND AMONG




                               CELTIC INVESTMENT, INC.
                               a Delaware Corporation

                                         AND

                              SALT LAKE MORTGAGE CORP.
                                 a Utah Corporation


                                         AND

                    THE SHAREHOLDERS OF SALT LAKE MORTGAGE CORP.

                                   TABLE OF CONTENTS


ARTICLE I
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II
THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .4
          2.1.  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          2.2.  Effective Time . . . . . . . . . . . . . . . . . . . . . . . . 4
          2.3.  Conversion of SLM Securities . . . . . . . . . . . . . . . . . 4
          2.4.  Effect of Conversion . . . . . . . . . . . . . . . . . . . . . 4
          2.5.  Conversion of Capital Stock of Celtic Merger Sub . . . . . . . 4
          2.6.  Exchange of Shares . . . . . . . . . . . . . . . . . . . . . . 5
          2.7.  Reorganization . . . . . . . . . . . . . . . . . . . . . . . . 5
          2.8.  Escrow of Shares . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE III
THE SURVIVING CORPORATION AND AFFIRMATIVE
COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          3.1.  Surviving Corporation. . . . . . . . . . . . . . . . . . . . . 5
          3.2.  Articles of Incorporation. . . . . . . . . . . . . . . . . . . 6
          3.3.  Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          3.4.  Directors and Officers of SLM. . . . . . . . . . . . . . . . . 6
          3.5.  Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . 6
          3.6.  Directors and Officers of Celtic . . . . . . . . . . . . . . . 6
          3.7.  Registration Rights. . . . . . . . . . . . . . . . . . . . . . 6
          3.8.  Amendments to Articles of Incorporation and Bylaws
                   of Celtic and SLM . . . . . . . . . . . . . . . . . . . . . 7
          3.9. Access to Information . . . . . . . . . . . . . . . . . . . . . 7
          3.10. Preemptive Rights. . . . . . . . . . . . . . . . . . . . . . . 7
     3.11. Rules 144 and 144A. . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE IV
CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          4.1 Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          4.2 Documents at Closing . . . . . . . . . . . . . . . . . . . . . . 8
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF
SHAREHOLDERS AND SLM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          5.1.  Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . 9
          5.2.  Restricted Shares to be Issued . . . . . . . . . . . . . . . . 9
          5.3.  Organization . . . . . . . . . . . . . . . . . . . . . . . . . 9
          5.4.  Capitalization . . . . . . . . . . . . . . . . . . . . . . . .10
          5.5.  Reorganization and Securities Related Expenses . . . . . . . .10
          5.6.  Authority Relative to this Agreement . . . . . . . . . . . . .11
          5.7.  Approvals and Consents; Non-Contravention. . . . . . . . . . .12
          5.8.  Articles of Incorporation and Bylaws . . . . . . . . . . . . .13
          5.9.  Financial Statements . . . . . . . . . . . . . . . . . . . . .13
          5.10.  No Undisclosed Material Liabilities . . . . . . . . . . . . .14
          5.11.  Absence of Certain Changes or Events. . . . . . . . . . . . .14
          5.12.  Litigation and Proceedings. . . . . . . . . . . . . . . . . .15
          5.13.  Compliance with Laws, Rules and Regulations . . . . . . . . .15
          5.14.  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . .16
          5.15.  Material Contract Defaults. . . . . . . . . . . . . . . . . .16
          5.16.  Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . .16
          5.17.  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .17
          5.18.  Title and Related Matters . . . . . . . . . . . . . . . . . .17
          5.19.  Intellectual Property . . . . . . . . . . . . . . . . . . . .17
          5.20.  Accounts Receivable . . . . . . . . . . . . . . . . . . . . .17
          5.21.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .18
          5.22.  Environmental Matters . . . . . . . . . . . . . . . . . . . .18
          5.23.  Employees . . . . . . . . . . . . . . . . . . . . . . . . . .19
          5.24.  Relationships with Associates and Affiliates. . . . . . . . .19
     5.25.  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     5.26.  SLM Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . .19
     5.27.  Information. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     5.28.  Limitation on Liability. . . . . . . . . . . . . . . . . . . . . .21

ARTICLE V REPRESENTATIONS AND WARRANTIES OF
CELTIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
          6.1.  Organization . . . . . . . . . . . . . . . . . . . . . . . . .22
          6.2.  Capitalization . . . . . . . . . . . . . . . . . . . . . . . .22
          6.3.  Authority Relative to this Agreement . . . . . . . . . . . . .23
          6.4.  Reorganization and Security Related
                   Representations . . . . . . . . . . . . . . . . . . . . . .23
          6.5.  Approvals and Consents; Non-Contravention. . . . . . . . . . .24
          6.6.  Certificate of Incorporation and Bylaws. . . . . . . . . . . .24
          6.7.  Financial Statements . . . . . . . . . . . . . . . . . . . . .25
          6.8.  No Undisclosed Material Liabilities. . . . . . . . . . . . . .26
          6.9.  Absence of Certain Changes of Events . . . . . . . . . . . . .26
          6.10.  Litigation and Proceedings. . . . . . . . . . . . . . . . . .27
          6.11.  Compliance with Laws, Rules and Regulations . . . . . . . . .27
          6.12.  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . .28
          6.13.  Material Contract Defaults. . . . . . . . . . . . . . . . . .28
          6.14.  Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . .28
          6.15.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .29
          6.16.  Title and Related Matters . . . . . . . . . . . . . . . . . .29
          6.17.  Intellectual Properties . . . . . . . . . . . . . . . . . . .29
          6.18.  Accounts Receivable . . . . . . . . . . . . . . . . . . . . .30
          6.19.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .30
          6.20.  Environmental Matters . . . . . . . . . . . . . . . . . . . .30
          6.21.  Employees . . . . . . . . . . . . . . . . . . . . . . . . . .31
          6.22.  Relationships with Affiliates and Associates. . . . . . . . .31
          6.23.  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . .32
          6.24.  Celtic Schedules. . . . . . . . . . . . . . . . . . . . . . .32
          6.25.  Information . . . . . . . . . . . . . . . . . . . . . . . . .33
          6.26.  Additional Information Available. . . . . . . . . . . . . . .33
     6.27.  Limitation on Liability. . . . . . . . . . . . . . . . . . . . . .33

ARTICLE VII
CONDUCT PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . .34
          7.1.  Conduct of Business. . . . . . . . . . . . . . . . . . . . . .34
          7.2.  Additional Covenants by SLM and SLM Shareholders
                   and Celtic. . . . . . . . . . . . . . . . . . . . . . . . .34
          7.3.  Access . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
          7.4.  Compliance with Blue Sky Law . . . . . . . . . . . . . . . . .36
     7.5.  Disclosure Supplements, Etc.. . . . . . . . . . . . . . . . . . . .36
     7.6.  Reasonable Efforts. . . . . . . . . . . . . . . . . . . . . . . . .36
     7.7.  Public Announcements. . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE VIII
CONDITIONS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . .37
          8.1.  Representations. . . . . . . . . . . . . . . . . . . . . . . .37
          8.2.  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . .37
          8.3.  No Material Adverse Change . . . . . . . . . . . . . . . . . .37
          8.4.  Certificate of Celtic. . . . . . . . . . . . . . . . . . . . .37
          8.5.  Absence of Litigation. . . . . . . . . . . . . . . . . . . . .37
          8.6.  Good Standing. . . . . . . . . . . . . . . . . . . . . . . . .37
          8.7.  Employment Agreements. . . . . . . . . . . . . . . . . . . . .37
     8.8.  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     8.9.  Advantage . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     8.10.  Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . .38
     8.11.  Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . .38

ARTICLE IX
CONDITIONS OF CELTIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
          9.1.  Representations. . . . . . . . . . . . . . . . . . . . . . . .38
          9.2.  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . .38
          9.3.  No Material Adverse Change . . . . . . . . . . . . . . . . . .38
          9.4.  Certificates of Shareholders and SLM . . . . . . . . . . . . .38
          9.5.  Absence of Litigation. . . . . . . . . . . . . . . . . . . . .38
          9.6.  Good Standing. . . . . . . . . . . . . . . . . . . . . . . . .39
          9.7.  Investment Letters . . . . . . . . . . . . . . . . . . . . . .39
          9.8.  Form 8-K Financial Statements. . . . . . . . . . . . . . . . .39
     9.9.  Employment Agreements . . . . . . . . . . . . . . . . . . . . . . .39
     9.10.  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     9.11.  Advantage. . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     9.12.  Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . .39
     9.13.  Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . .39

ARTICLE X
INDEMNIFICATION, SURVIVAL, TERMINATION AND
EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
          10.1.  Nature and Survival of Representations. . . . . . . . . . . .39
          10.2.  Indemnification and Payment of Damages by
                   Shareholders. . . . . . . . . . . . . . . . . . . . . . . .39
          10.3.  Indemnification and Payment of Damages by
                   Celtic. . . . . . . . . . . . . . . . . . . . . . . . . . .40
          10.4.  Limitations on Amount--Shareholder. . . . . . . . . . . . . .40
          10.5.  Limitations on Amount--Celtic . . . . . . . . . . . . . . . .41
          10.6.  Procedure for Indemnification--Third Party Claims . . . . . .41
          10.7.  Procedure for Indemnification--Other Claims . . . . . . . . .42
          10.8.  Arbitration . . . . . . . . . . . . . . . . . . . . . . . . .43
          10.9.  Exclusive Remedies. . . . . . . . . . . . . . . . . . . . . .44
          10.10.  Termination. . . . . . . . . . . . . . . . . . . . . . . . .44
          10.11.  Effect of Termination. . . . . . . . . . . . . . . . . . . .45

ARTICLE XI
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
          11.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .45
          11.2.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .46
          11.3.  Effect; Assignment. . . . . . . . . . . . . . . . . . . . . .46
          11.4.  Amendments; Waivers . . . . . . . . . . . . . . . . . . . . .46
          11.5.  Further Assurances. . . . . . . . . . . . . . . . . . . . . .46
          11.6.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .46
          11.7.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .47
          11.8.  Severability. . . . . . . . . . . . . . . . . . . . . . . . .47
          11.9.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . .47
          11.10.  Legal Fees and Expenses. . . . . . . . . . . . . . . . . . .47
          11.11.  Schedules, Exhibits and Amendments . . . . . . . . . . . . .47


Attachments
Exhibit AA@--Articles of Merger
Exhibit AB@--List of SLM Shareholders
Exhibit AC@--Escrow Agreement
Exhibit AD@--Investment Letter
Exhibit AE@--Employment Agreement

                             AGREEMENT AND PLAN OF MERGER


          This Agreement and Plan of Merger (AAgreement@) is entered into this 15th day of January, 1997, by and between Celtic Investment, Inc., a Delaware corporation ("Celtic"); Celtic Merger Sub, Inc., a Utah corporation and the wholly-owned subsidiary of Celtic (ACeltic Merger Sub@); Salt Lake Mortgage Corp., a Utah corporation, ("SLM"); and Reese Howell, Jr. and
Roger D. Davis, the Shareholders of SLM ("Shareholders").

                                      RECITALS

          The Boards of Directors of Celtic and SLM have each determined that it is advisable and in the best interests of their respective shareholders to enter into this Agreement and to engage in the transactions contemplated hereby pursuant to which Celtic Merger Sub will merge into SLM; and the outstanding shares of the common stock of SLM will be converted into shares of common stock of Celtic; and

          The Shareholders and SLM have made certain representations to Celtic concerning the status, operations and condition of SLM, which representations are contained in this Agreement; and

          Celtic has made certain representations to SLM and the Shareholders concerning the status, operations and condition of Celtic, which representations are contained in this Agreement;

          The Boards of Directors of Celtic, Celtic Merger Sub and SLM have approved the Merger agreed to herein;

                                      AGREEMENT

          In consideration of the mutual agreements, representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                      Article I
                                     Definitions

          For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

          AAssociate@--when used to indicate a relationship with any Person, means (i) a corporation or organization (other than such Person or a majority-owned subsidiary of such Person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten (10) percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, and (iii) any Affiliate of such Person.

          AAffiliate@--of a Person is a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

          "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

          "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          "Governmental Body"--any:

                   (a) nation, state, county, city, town, village, district, or other political subdivision of any nature;

                   (b) federal, state, local, municipal, foreign, or other government;

                   (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

                   (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

          "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

          "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:
                   (a) such individual is actually aware of such fact or other matter; or
                   (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.
          A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter under the foregoing clauses
(a) or (b).

          "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

          "Order"--any award, decision, injunction, judgment, order, ruling or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

          "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

          "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

          "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator; provided, however, that any representation or warranty concerning "Proceedings", shall, with respect to audits and investigations, be deemed made only to the Knowledge of the party making such representation or warranty and such party shall not be deemed to be required to make any inquiry of any Governmental Body concerning the pendency of any investigation or audit with respect to itself or the subject matter of the representation

          AProspects@ -- shall be limited to the general business expansion plan of a Person with respect only to potential new markets, potential new operations and potential new lines of business which such Person is currently considering. Prospects does not refer to any financial projections. Prospects are by their very nature speculative and a Person shall not be deemed to represent, warrant or guarantee that its Prospects will be ever be realized or that its Prospects will not change from time to time.

          "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          ASecurities Exchange Act A-- the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

          "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

          ATransaction@ -- the Merger provided for and agreed to herein and all employment matters, escrows and other matters and agreements provided for herein.

                                     Article II
                                     The Merger

          2.1 The Merger. Subject to the terms and conditions of this Agreement and the Revised Business Corporation Act of the State of Utah (AUtah Statute@), at the Effective Time (as defined in Section 2.2 of this Agreement), Celtic Merger Sub will be merged with and into SLM (the "Merger") whereupon the separate existence of Celtic Merger Sub shall cease and SLM shall be the surviving corporation ("Surviving Corporation").

          2.2. Effective Time. The Merger shall become effective when properly executed Articles of Merger in the form of those attached hereto as Exhibit A, are duly filed with the Division of Corporations, Department of Commerce of the State of Utah pursuant to the Utah Statute. The time at which such Articles of Merger are filed shall be referred to in this Agreement as the "Effective Time" and the date on which the Effective Time occurs is referred to in this Agreement as the "Effective Date".

          2.3. Conversion of SLM Securities. At the Effective Time, all shares of common stock of SLM outstanding ("SLM Common Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted ( AConverted@, AConversion@ or AExchange@) into shares of $.001 par value common stock of Celtic ("Celtic Common Stock"). Each share of SLM Common Stock outstanding immediately prior to the Effective
Time shall be Converted into approximately 11.1111 shares of Celtic Common Stock. At the Effective Date, there will be 99,000 shares of SLM Common
Stock issued and outstanding all of which will be Converted into 1,100,000 shares of Celtic Common Stock. Attached hereto as Exhibit AB@, and by this reference made a part hereof, is a list of the Shareholders of SLM which sets forth the number of shares of SLM Common Stock owned by each and the number of shares of Celtic Common Stock to be issued to each Shareholder in the Conversion. At the Effective Time, there will be 1,000 shares of SLM preferred stock issued and outstanding (ASLM Preferred Stock@), none of which will be Converted into Celtic Common Stock but instead all of which shall remain outstanding and unaffected by the Merger. Exhibit AB@ also describes such SLM Preferred Stock and the beneficial owner thereof.

          2.4. Effect of Conversion. Each share certificate which immediately prior to the Effective Time represented SLM Common Stock, shall be deemed for all purposes at and after the Effective Time to evidence ownership of, and to represent the number of shares of Celtic Common Stock into which the shares of SLM Common Stock represented by such certificate immediately prior to the Effective Time, have been Converted pursuant to Section 2.3 hereof. Each Shareholder of SLM at the Effective Time shall, until such owner's certificate for SLM Common Stock has been surrendered for transfer or exchange, be entitled to exercise any voting and other rights with respect thereto and be entitled to receive any dividends or other distributions, equivalent to the number of shares of Celtic Common Stock into which the shares of SLM Common Stock represented by such certificate have been Converted.

          2.5. Conversion of Capital Stock of Celtic Merger Sub. At and as of the Effective Time, each share of the common stock of Celtic Merger Sub shall be converted into one share of common stock of the Surviving Corporation.

          2.6.  Exchange of Shares.  The exchange of share certificates shall be effected by Celtic. Celtic shall deliver to the Shareholders certificates for the shares of Celtic Common Stock to be Exchanged for stock certificates representing all shares of SLM Common Stock pursuant to the terms of this
Agreement.   Each holder of an outstanding certificate or certificates
representing SLM Common Stock shall be entitled, upon surrender of such certificate(s) to Celtic, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, to receive a certificate representing the number of shares of Celtic Common Stock into which SLM Common Stock shall have been Converted pursuant to the Merger. All Celtic stock certificates issued to the Shareholders at the Effective Time shall contain a legend substantially in the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN
          EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES
          ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES ACTS; (B) CELTIC HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL, BOTH OF WHICH OPINION AND COUNSEL SHALL BE REASONABLY ACCEPTABLE TO CELTIC, TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER; OR
          (C) THESE SECURITIES ARE SOLD IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT.

          No opinion of counsel shall be required with respect to the transfer of shares from the Shareholders to the Escrow Agent or from the Escrow
Agent to the Shareholders.

          2.7. Reorganization. It is the intent of the parties that the Merger will qualify as a tax-free reorganization under Section 368(a)(1)(A) of the
IRC and will report the Merger accordingly for federal, state and local income
tax purposes.   The parties acknowledge that no Person has obtained a revenue ruling from the IRS or a legal opinion as to the tax consequences and effect of the Merger.

          2.8.     Escrow of Shares.   The parties agree that the value of SLM
is based, in part, upon its projected future earnings. Inasmuch as the amount of SLM's future earnings are unknown, the Shareholders agree to deposit a portion of Celtic Common Stock issued at the Effective Time into an escrow
("Escrow").   At the Effective Time, 500,000 of the shares of Celtic Common
Stock (AEscrow Shares@) issued to the Shareholders shall be deposited into Escrow and retained therein and released therefrom pursuant to the Escrow Agreement (AEscrow Agreement@) attached hereto as Exhibit AC@ and by this reference made a part hereof. The Escrow Shares shall be released from the Escrow in accordance with the terms of the Escrow Agreement.

                                     Article III
                 The Surviving Corporation and Affirmative Covenants

          3.1. Surviving Corporation. In the Merger, Celtic Merger Sub shall merge into SLM and SLM shall be the Surviving Corporation.

          3.2. Articles of Incorporation. The Articles of Incorporation of SLM in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

          3.3. Bylaws. The Bylaws of SLM in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended.

          3.4. Directors and Officers of SLM. From and after the Effective Time, the directors and officers of SLM, the Surviving Corporation shall be as follows:

                   Directors                              Officers

                   Reese Howell, Jr.                      Reese Howell, Jr. -
                                                          Chairman, CEO
                                                          President
                   Roger Davis                            Roger Davis -
                                                          Vice President Sales
                                                          and
                                                          Marketing/Secretary
                                                          /Treasurer
                   Douglas P. Morris

          Such officers and directors shall constitute the directors and officers of the SLM to serve in accordance with the Bylaws of SLM until their respective successors have been duly elected or appointed and qualified.

          3.5. Effect of Merger. The Merger will have the effects specified in Section 16-10a-1106 of the Utah Statute.

          3.6. Directors and Officers of Celtic. Celtic shall, prior to the Effective Time, take all action reasonably necessary to insure that the Directors and Officers of Celtic shall, immediately after the Effective Time, be as follows:

                   Directors                                      Officers

             Douglas P. Morris                              Douglas P. Morris -
                                                            President/CEO
             Howard Talks                                   Frank Lucchese-
                                                            Chief Financial
                                                            Officer
             Larry Meek                                     Reese Howell, Jr. -
                                                            Senior Vice
                                                            President
             Reese Howell, Jr.
             Pamela Davis

          Such officers and directors shall constitute the directors and officers of Celtic to serve in accordance with the Bylaws of Celtic until their respective successors have been duly elected or appointed and qualified. At the next two Annual Meetings of Celtic Shareholders, the Celtic Board of Directors shall nominate Reese Howell Jr. and Pamela Davis, as two of the nominees of the Celtic Board of Director=s slate of directors and recommend to the Celtic shareholders such persons election as directors of Celtic.

          3.7. Registration Rights. If, after the Effective Time, Celtic grants any registration rights to any Person other than the Shareholders in connection with an acquisition, merger or business combination of any type or kind in which any security of Celtic is issued to such Person, then in such event, and at such time, the Shareholders shall be granted registration rights which are equivalent to the registration rights granted to such other Person in connection with such acquisition, merger or business combination.

          3.8. Amendments to Articles of Incorporation and Bylaws of Celtic and SLM. Following the Effective Time, the Boards of Directors of each of Celtic and SLM shall appoint a committee of the Board to study each of such company=s Articles of Incorporation and Bylaws and to make recommendations for changes thereto to the full Board of Directors of each company. The Boards of Directors of both Celtic and SLM shall appoint
Douglas P. Morris and Reese Howell, Jr. to such committees.

          3.9. Access to Information. If, subsequent to the Effective Time, Celtic is not required to file, and does not file, with the Securities and Exchange Commission (ASEC@), the kind of reports (AReports@) it is currently required to file under the Securities Exchange Act, it shall make available to the Shareholders the information which would have been available to the Shareholders if Celtic had filed such Reports with the SEC. However, the obligation to provide Shareholders such information shall terminate at the time a Shareholder is no longer a shareholder of Celtic.

          3.10. Preemptive Rights. If, after the Effective Time, any Person who is a Shareholder of Celtic at the Effective Time is granted the preemptive right to purchase securities of Celtic, the Shareholders shall be granted equivalent preemptive rights at such time.

          3.11. Rules 144 and 144A. Celtic shall timely file the reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted thereunder and will take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell its Celtic
Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities
Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.
Upon the request of any Shareholder, Celtic will deliver to such holder a written statement as to whether it has complied with the requirements of this
Section 3.11. If Celtic shall at any time not be filing periodic reports under the Securities Exchange Act Celtic shall, upon the request of any Shareholder, furnish in writing to such Shareholder Celtic=s most recent fiscal year end financial statements and Celtic=s most recent quarterly financial statements, if any, since its last fiscal year end and a description of the nature of the business of Celtic and the products and services it offers. The fiscal year end financial statements delivered hereunder shall be audited.

                                     Article IV
                                       Closing

          4.1  Closing.    Prior to the Effective Time a closing (the "Closing")
of the Transaction shall take place for the purpose of confirming the satisfaction of, or if permissible, waiver, of the conditions set forth in Articles VIII and IX hereof. The Closing shall take place within seven days following the date on which all conditions to each party=s obligations hereunder have been satisfied or waived and shall be held at such time and place as agreed to by the parties. However, in no event will the Closing occur subsequent to January 31, 1997.

          4.2. Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                   4.2.1. The Shareholders and SLM will deliver, or cause to be delivered, to Celtic the following:

                   (a) Stock certificates for all of the issued and outstanding stock of SLM duly endorsed;

                   (b) A certificate from the Division of Corporations of the State of Utah dated at or about the Effective Date to the effect that SLM is in good standing under the laws of said state and a certificate of good standing from the appropriate state authorities of the state in which each subsidiary of SLM is organized to the effect that each of such subsidiaries is in good standing in the state in which it is organized;

                   (c) An Investment Letter in the form of Exhibit AD@ attached hereto from each Shareholder representing that he is acquiring the Celtic Common Stock for investment purposes only and not with a view to further distribution;

                   (d) A duly executed Escrow Agreement in the form attached hereto as Exhibit AC@; and

                   (e) Such other instruments, documents and certificates as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

                   4.2.2  Celtic will deliver or cause to be delivered to the
Shareholders:

                   (a) Certificates for the Celtic Shares to be issued to the Shareholders;

                   (b) A duly executed Escrow Agreement in the form attached hereto as Exhibit AC@.

                   (c) Duly executed Employment Agreements in the forms attached hereto as Exhibit AE-1" and AE-2";

                   (d) Duly executed Option Agreements in the forms attached hereto as Exhibit AF-1" and AF-2";

                   (e) A certificate from the Secretary of State of the State of Delaware dated at or about the Effective Date to the effect that Celtic is in good standing under the laws of said state and a certificate of good standing from the appropriate state authorities of the state in which each subsidiary of Celtic is organized to the effect that each of such subsidiaries is in good standing in the state in which it is organized; and

                   (f) Such other instruments, documents and certificates as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

                                      Article V
                         Representations and Warranties of
                                Shareholders and SLM

          SLM and each of the Shareholders, individually and neither jointly nor severally, represents and warrants to Celtic, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular schedule (ASchedule@) of SLM attached hereto (ASLM Schedule@) such specific SLM Schedule, that the statements made in this Article V will be correct and complete at the Effective Time provided, however, if there is no Effective Time, then no party shall be liable for any inaccuracy. For purposes of this Article V, each and every reference to SLM shall mean and include SLM and each subsidiary of SLM (ASLM Subsidiary@) unless otherwise indicated. Each representation and warranty made by SLM and the Shareholders relating to SLM, shall be deemed to be a representation and warranty made by SLM and the Shareholders for each SLM Subsidiary, except to the extent that a specific representation or warranty does not relate to the existence, assets, liabilities or operations of such SLM Subsidiary, and that the term SLM taken as a whole shall mean SLM and all of its Subsidiaries.

          5.1. Shareholders. Each of the Shareholders is the owner of all of the issued and outstanding shares of the capital stock of SLM attributed to such Shareholder on Exhibit AB@; each Shareholder has full legal title to all SLM Shares described in Exhibit AB@ as being owned by such Shareholder free from any and all claims, liens or other encumbrances. Shareholders have the unqualified right to sell, transfer and dispose of their SLM Shares subject to the laws of bankruptcy, insolvency and general creditor=s rights. Each Shareholder represents and warrants that, in regards to such Shareholder's shares of SLM, such Shareholder has the full right and authority to execute this Agreement and to transfer his shares of SLM to Celtic.

          5.2. Restricted Shares to be Issued. Each Shareholder understands and is aware that the issuance of Celtic Shares at the Effective Time will be made without registration under the Securities Act or under any state securities laws and that the Shares may not be sold or transferred without registration under the Securities Act and under applicable state securities laws or unless an exemption from such registration is available. Each Shareholder understands that the investment in the Celtic Shares is speculative and may remain so for an indefinite period and each Shareholder hereby represents that he is able to bear the economic risk of his investment in the Celtic Shares. All certificates evidencing the Celtic Shares shall bear appropriate restrictive legends in accordance with Section 2.6.

          5.3. Organization. SLM is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the
business, operations or financial condition of SLM taken as a whole.   SLM
is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification. Attached hereto as Schedule 5.3 are copies of Good Standing Certificates and Letters of SLM and the SLM Subsidiaries.

                   5.3.1. Each SLM Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is organized and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of
such SLM Subsidiary taken as a whole.   Each SLM Subsidiary is duly
qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification.

          5.4. Capitalization. The entire authorized capital stock of SLM consists of 1,050,000 shares of common stock having no par value, of which 99,000 shares are currently issued and outstanding and of which not more than 99,000 will be issued and outstanding at the Effective Time, and 10,000 shares of SLM Preferred Stock having $100.00 par value, of which 1,000 shares are currently issued and outstanding and of which not more than 1,000 will be issued and outstanding at the Effective Time. There are no outstanding convertible securities, warrants, options, or commitments of any nature which may cause authorized but unissued shares of SLM Common
Stock to be issued to any Person except as disclosed in Schedule 5.4 attached hereto. At the Effective Time, all issued and outstanding shares of SLM will have been duly authorized, validly issued, fully paid, and non-assessable, and not issued in violation of the preemptive or other right of any Person. None of the outstanding equity securities or other securities of SLM was issued in violation of the Securities Act or any other Legal Requirement.


                   5.4.1 Each SLM Subsidiary is a wholly-owned subsidiary of SLM. The entire authorized and issued capital stock of each SLM
Subsidiary is set out on Schedule 5.4.1. All of the outstanding capital stock reflected on such Schedule 5.4.1 is owned beneficially and of record by SLM. There are no outstanding convertible securities, warrants, options or commitments of any nature which may cause authorized but unissued shares of capital stock of any SLM Subsidiary to be issued to any Person except as disclosed in Schedule 5.4.1.

          Each share of outstanding capital stock of each SLM Subsidiary has been duly authorized and validly issued, been fully paid for, is not assessable and was not issued in violation of the pre-emptive or other rights of any Person.

          5.5.     Reorganization and Securities Related Representations.

                   5.5.1. There is no plan or intention by the Shareholders to sell, exchange, or otherwise dispose of a number of shares of Celtic Common Stock received in the Merger that would reduce the Shareholders= ownership of Celtic stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding stock of SLM as of the same date. The SLM Common Stock and shares of Celtic
Common Stock held by the Shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are considered in making this representation.

                   5.5.2. Following the Effective Time, SLM will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Celtic Merger Sub=s net assets and at least 70% of the fair market value of Celtic Merger Sub=s gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by SLM or Celtic Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by SLM are included as assets of SLM or Celtic Merger Sub, respectively, immediately prior to the Merger.

                   5.5.3. SLM has no plan or intention to issue additional shares of stock that would result in Celtic losing control of SLM within the meaning of Section 368(c) of the IRC.

                   5.5.4. Following the Effective Time, SLM will continue its historic business or use a significant portion of its historic business assets in its business.

                   5.5.5. There is no intercorporate indebtedness existing between Celtic and SLM, or between Celtic Merger Sub and SLM, which was issued, acquired, or will be settled at a discount.

                   5.5.6. At the Effective Time, shares of SLM Common Stock representing control of SLM as defined in Section 368(c) of the IRC, will be Exchanged solely for voting stock of Celtic.

                   5.5.7. At the Effective Time, SLM will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in SLM that, if exercised or converted, would affect Celtic=s acquisition or retention of control of SLM, as defined in Section 368(c) of the IRC.

                   5.5.8.   SLM is not an investment company as defined in
Section 368(a)(2)(f)(iii) and (iv) of the IRC.

                   5.5.9. On the Effective Date, the fair market value of the assets of SLM will exceed the sum of its liabilities plus the amount of liabilities, if any, to which the assets are subject.

                   5.5.10. SLM is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the IRC.

                   5.5.11. None of the compensation received by any shareholder-employees of SLM will be separate consideration for, or allocable to, any of their shares of SLM Common Stock; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

                   5.5.12. No Order has been entered revoking or suspending for cause any license, permit or other authority of any director or officer of SLM, or of any corporation of which any such Person is an officer or director, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such Person or any corporation of which he is an officer or director from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such Person of any felony or misdemeanor involving a security or any aspect of the securities business, or of any felony.

          5.6. Authority Relative to this Agreement. SLM has full corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized by the Board of Directors of SLM and have or will be duly and validly authorized by all of the Shareholders and no other corporate action on the part of SLM are necessary to authorize this Agreement or to consummate the Transaction. This Agreement has been duly and validly executed and delivered by SLM and by each of the Shareholders and constitutes a valid and binding agreement of SLM and the Shareholders, enforceable against each of them in accordance with its terms subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles.

          5.7.  Approvals and Consents; Non-Contravention.

                   5.7.1. Except as set forth in Schedule 5.7.1, no material consent, material approval, or other material action by, or notice to or material registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by SLM or either Shareholder in connection with the execution, delivery or performance of this Agreement by SLM or either Shareholder or the consummation of the Transaction.

                   5.7.2. Except as set forth in schedule 5.7.2, no consent, approval, waiver or other action by any Person under any material Contract or material instrument, to which SLM or either Shareholder is a party or by which they or any of their assets are bound, is required or necessary for the execution, delivery, and performance of this Agreement by SLM or the consummation of the Transaction. Each Shareholder represents with respect to himself and not with respect to the other Shareholder, that no consent, approval, waiver or other action by any Person under any material Contract or material instrument to which such Shareholder is a party or by which it or any of its assets is bound, is required or necessary for the execution, delivery, and performance of this Agreement by SLM and the Shareholders, or the consummation of the Transaction.

                   5.7.3. Except as set forth in Schedule 5.7.3, the execution, delivery, or performance of this Agreement by SLM and the Shareholders and the consummation of the Transaction will not: (i) violate or conflict with the charter documents or Bylaws of SLM; (ii) violate or conflict with any law, regulation, Order or administrative interpretation applicable to SLM or any Shareholder or by which they or any of their assets are bound, or any agreement or understanding between any Governmental Body, on the one hand, and SLM on the other hand; or (iii) violate or conflict with, result in a breach of, result in or permit the acceleration or termination of, or constitute a default under any material agreement, material instrument or material understanding to which SLM is a party or by which it or any of its assets are bound excluding from the foregoing clauses (ii) and (iii) such violations or conflicts which, in the aggregate, could not reasonably be expected to have a material adverse affect on the business, operations or financial condition of SLM taken as a whole.

                   Each Shareholder represents that, as to himself, and not as to any other Shareholder, the execution, delivery and performance of this Agreement by such Shareholder will not: (i) violate or conflict with any law, regulation, Order, or administrative interpretation applicable to such Shareholder or by which it or any of its assets are bound, or any agreement or understanding between any Governmental Body on the one hand and such Shareholder on the other hand or (ii) violate or conflict with, result in a breach of, or result in or permit the acceleration or termination of, or constitute a default under any material agreement, material instrument or material understanding to which such Shareholder is a party or by which it or any of its assets are bound, excluding from the foregoing clause (i) such violations or conflicts which could not reasonably be expected to have a material adverse affect on the ability of such Seller to consummate the Transactions.

          5.8. Articles of Incorporation and Bylaws.  Attached hereto as
Schedule 5.8 are true and correct copies of the Articles of Incorporation and Bylaws of SLM and each SLM Subsidiary. Such Articles of Incorporation and Bylaws are in full force and effect and no amendments are pending. SLM is not in violation of any provision of its Certificate of Incorporation or Bylaws.
Schedule 5.8 also contains all Board of Director minutes and resolutions and all shareholder minutes and resolutions of SLM and of each SLM Subsidiary from the date of their inceptions.

          5.9. Financial Statements. Attached hereto as Schedule 5.9 are unaudited financial statements of SLM and each of the SLM Subsidiaries as of November 30,1996 (ASLM Management Reports@) and audited financial statements of SLM (but not the SLM Subsidiaries) for the years ended
February 29, 1996 and February 28, 1995, together with the related footnotes and report thereon of Andersen, Andersen & Strong L.C. (the ASLM Audited Financial Statements@). The SLM Management Reports and the SLM Audited Financial Statements are hereafter referred to as the ASLM Financial Statements.@ The parties acknowledge that Celtic is required to file a Form
8-K with the Securities and Exchange Commission within 15 days after the Effective Date. Such Form 8-K must contain audited and other financial statements of SLM and any predecessor of SLM which meet the requirements of such Form 8-K. The SLM Financial Statements are correct and complete in all material respects and fairly present, in accordance with generally accepted accounting principles, consistently applied, the financial position of SLM as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP, (in the case of the SLM Management Reports, GAAP as applicable to quarterly financial statements) subject, in the case of the SLM Management Reports, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of the notes (that if presented would not differ materially from those included in the SLM Audited Financial Statements).

                   5.9.1. SLM (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect (A) the transactions and dispositions of assets of such entity and (B) the value of inventory calculated in accordance with GAAP, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management=s general or specific authorization,
(B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(C) access to assets is permitted only in accordance with management=s general or specific authorizations, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                   5.9.2. Neither SLM nor any employee, agent, consultant or representative of SLM has made any payment of funds of SLM or received or retained any funds in violation of any applicable law, rule or regulation.

                   5.9.3. Each Shareholder represents as to himself, and not the other Shareholder, that he has not made any payment of funds of SLM or received or retained any funds in violation of any applicable law, rule or regulation.

          5.10. No Undisclosed Material Liabilities. SLM is not subject to any material liability ($20,000 or more) of any kind whatsoever (whether accrued, absolute, contingent, or otherwise) that are, individually or in the aggregate, material to SLM taken as a whole other than:

                   (a) liabilities disclosed or provided for in the most recent SLM Financial Statements;

                   (b) liabilities incurred in the Ordinary Course of Business since the date of the Audited Financial Statements;

                   (c) liabilities contemplated by and arising under this Agreement or in connection with the Transaction; and

                   (d) liabilities described in Schedule 5.10 attached hereto.

          To the Knowledge of SLM and the Shareholders, there is no basis for the imposition of any other liabilities which could reasonably be expected to have a material adverse effect on the business, properties, assets or operations of SLM taken as a whole.

          5.11. Absence of Certain Changes or Events. Except (i) as contemplated by this Agreement; and (ii) as disclosed in Schedule 5.11, since November 30,1996, SLM has not:

                   (a) suffered any change in its business, operations, properties, condition (financial or otherwise), or Prospects which has had, or to Knowledge of SLM or the Shareholders, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of SLM taken as a whole;

                   (b) suffered any damage, destruction or loss (whether or not covered by insurance) with respect to any of its properties or assets which has had, or to the Knowledge of SLM or the Shareholders, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of SLM taken as a whole;

                   (c) except in the Ordinary Course of Business, incurred any liability or obligation (absolute, accrued, contingent or otherwise), in an amount in excess of $20,000;

                   (d) changed any of its accounting methods, principles or practices;

                   (e) revalued any asset, other than due to depreciation or amortization;

                   (f) paid, discharged or satisfied any claim, liability or obligation not reflected in the SLM Financial Statements in an amount in excess of $20,000;

                   (g) except in the Ordinary Course of Business, entered into any commitment or transaction material to SLM taken as a whole in an amount in excess of $20,000;

                   (h) declared, set aside or paid any dividend or distribution in respect of any capital stock, or redeemed, purchased or otherwise acquired any of these securities or modified its capitalization;

                   (i) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise changed the compensation payable or to become payable to any officer or key employees of SLM;

                   (j) except in the Ordinary Course of Business, canceled or written off any debts or waived any claims in an amount in excess of $20,000;

                   (k) except in the Ordinary Course of Business, transferred any assets in an amount in excess of $20,000 or made capital expenditures and commitments in an amount in excess of $20,000 in the aggregate;

                   (l) paid or loaned (other than payment of salaries or benefits or reimbursement of expenses) any amount to, or sold, transferred or leased any properties or assets to, or entered into any contract with, any of its officers or directors, or any Affiliate or Associate of any of its officers or directors;

                   (m) increased its reserves for bad debts, guaranteed any obligation, except in the Ordinary Course of Business, or indemnified any Person; or

                   (n) agreed (whether or not in writing) to do any of the foregoing.

          5.12.  Litigation and Proceedings.  Except as set forth in the
Schedule 5.12, there is no claim or Proceeding pending or, to the Knowledge of any of the Shareholders or SLM, Threatened against SLM or any Shareholder, or any property or asset of SLM, by any Person or any Governmental Authority which (i) is reasonably likely to have, individually and in the aggregate, a material adverse effect on the business, assets or operations of SLM taken as a whole or (ii) seeks to delay or prevent the consummation of the Transaction. As of the date hereof, neither SLM nor any property or asset of SLM, is subject to any Order. To the Knowledge of SLM and the Shareholders, there is no basis for any claim, action or Proceeding against SLM which could reasonably be expected to have a material adverse effect on the business assets, operations or financial condition of SLM taken as a whole.

          5.13. Compliance with Laws, Rules and Regulations. Schedule 5.13 sets forth all material governmental licenses, material permits and other material Governmental Authorizations (or requests or applications therefor) pursuant to which SLM carries on its business. To the Knowledge of SLM and the Shareholders, SLM complies with all applicable federal laws, rules, regulations and all applicable state and local laws, rules and regulations relating to the operation of its business, except to the extent that non-compliance could reasonably be expected to materially and adversely affect the business, operations, properties, assets or condition of SLM taken as a whole or except to the extent that non-compliance would not result in the occurrence of any material liability for SLM taken as a whole.

          5.14.  Contracts.   Schedule 5.14 sets forth a complete and correct
list of all leases and all material Contracts to which SLM is a party or by which any of its properties or assets are bound. To the Knowledge of SLM and the Shareholders, and subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all such leases and Contracts are valid and enforceable in all material respects. For purposes of this Section 5.14, a AMaterial@ agreement is an agreement which can reasonably be expected to involve more than $20,000.

          5.15. Material Contract Defaults. Except as set forth in Schedule 5.15, to the Knowledge of SLM and the Shareholders, SLM is not in default under the terms of any outstanding Contract, license, lease, or other commitment which is material to the business, operations, assets, or condition of SLM, and no event has occurred or circumstances exist which, with notice or lapse of time or both, would constitute a default under any such Contract, license, or other commitment other than any defaults which could not reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of SLM taken as a whole.

          5.16. Taxes and Tax Returns. All Tax Returns with respect to taxes based upon net income filed by SLM since its inception are set forth in
Schedule 5.16 attached hereto. SLM has filed all Tax Returns required to be filed by it and has paid and discharged all taxes shown as due thereon and has paid all taxes when due, other than such payments as are being contested in good faith by appropriate Proceedings and as to which sufficient reserves have been established. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the Knowledge of SLM and the Shareholders, has Threatened to assess against SLM, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. SLM has not granted any waiver of any statute of limitations with respect to, or agreed to any extension of the period for the assessment of, any tax. SLM has properly reported on Form 1099 all amounts paid to consultants and no consultant or other person to whom a payment has been made by SLM should be classified as an employee under the IRC.

          All Tax Returns filed by SLM are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such returns by applicable law. SLM is not a party to any tax sharing agreement.

          SLM has not agreed, and is not required, to make any adjustments pursuant to Section 481(a) of the IRC or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party. To the Knowledge of SLM and each Shareholder, the IRS has not proposed any such adjustment or change in accounting method.
No application is pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or assets of SLM.

                   5.16.1. The accruals and reserves for taxes reflected in the most recent balance sheet (ASLM Balance Sheet@) included in the SLM
Financial Statements are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles consistently applied. The term Atax@ or Ataxes@ means federal state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties.

          5.17. Subsidiaries. Except as set forth in Schedule 5.4.1., SLM has no Subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, limited liability company or other entity.

          5.18. Title and Related Matters. SLM has good and marketable title to all of its assets which are reflected in the SLM Management Reports or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear of all mortgages, liens, pledges, charges or encumbrances, except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the assets or properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties or in connection with such assets;
and (iii) such liens as are described or referred to in the SLM Financial Statements or in the SLM Schedules. SLM owns, free and clear of any liens, claims, encumbrances, royalty interests and other restrictions or limitations of any nature whatsoever, or otherwise has the legal right to use, any and all procedures, techniques, business plans, methods of management and other information utilized in the conduct of its business or operations, whether or not the value thereof is reflected in the SLM Management Reports. The offices and equipment of SLM that are necessary or used in the operations of its business are in good operating condition and repair, normal wear and tear excepted.

          5.19. Intellectual Property. Schedule 5.19 hereto contains a complete list and description of all SLM's United States and foreign (a) patents and patent applications; (b) trademark registrations and applications for trademark registrations; (c) copyright registrations and applications for copyright registrations; (d) unregistered trademarks, trade names, service marks and copyrights; and (e) unpatented trade secrets. SLM wholly owns the exclusive rights to all of the above-described intellectual property and there are no existing, or to the Knowledge of SLM and the Shareholders, Threatened claims of any third party challenging the ownership, scope or validity of any of such intellectual property; to the Knowledge of SLM and the Shareholders, there is no infringing use by any Person or entity of any such intellectual property; and, except as set forth in Schedule 5.19, to the Knowledge of SLM and Shareholders, there has been no disclosure of any of the trade secrets to any Person other than Persons who have executed confidentiality/non-competition agreements.

          5.20. Accounts Receivable. To the Knowledge of SLM and the Shareholders, all of SLM's accounts receivable arose in the Ordinary Course of Business, are "arms length" (other than employee advances which are described in Schedule 5.20), bona fide and correctly reflected in SLM's books and records. To the Knowledge of SLM and the Shareholders, all of SLM's accounts receivable (net of reserves for doubtful accounts set forth on SLM's financial records) are collectible in accordance with their terms. To the Knowledge of SLM and the Shareholders, none of SLM's accounts receivable is subject to any set off, counterclaim or adjustment by reason of any product liability, breach of warranty, Contract, accounting error or other claim except for adjustments resulting from the settlement of escrows, none of which is material.

          5.21. Insurance. SLM currently maintains the insurance policies described on the attached Schedule 5.21 which sets out the type of insurance, insurer, policy number, expiration date, whether such insurance is written on a claims made or occurrence basis, the deductible and policy limit.

          5.22.  Environmental Matters.

                   5.22.1. Neither SLM nor any predecessor of SLM (i) has violated or is in violation of any Environmental Law; (ii) has owned or leased properties (including, without limitation, soils and surface and ground waters) which are contaminated with any Hazardous Substance; (iii) is liable for any off-site contamination; (iv) actually or potentially (other than as a result of a foreclosure action of a mortgage interest) or, to the Knowledge of SLM and the Shareholders, liable under any Environmental Law (including, without limitation, pending or Threatened liens); (v) has failed to obtain all permits, licenses and other authorization required to be obtained by it under any Environmental Law (ASLM Environmental Permits@); and (vi) has failed to be in compliance with the SLM Environmental Permits.

                   5.22.2. To the Knowledge of SLM and the Shareholders, neither SLM nor any of its predecessors, or their respective subsidiaries or joint ventures have any material Environmental Liabilities, and none of such entities has had within the five (5) years preceding the date hereof a material release of Hazardous Substances into the environment in violation of any Environmental Law or Environmental Permit.

                   5.22.3. For the purposes of this Section 5.22, the following terms have the following meanings:

                   "Environmental Laws" shall mean any and all Federal, state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to (i) human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment;
          (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof; or (iii) the pollution of the environment or the protection of human health.

                   "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

                   "Hazardous Substances" shall mean (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resources Conservation and Recovery Act, the
          Comprehensive Environmental Response, Compensation and Liability
          Act, the Clean Air Act, the Safe Drinking Water Act (Clean Water
          Act), the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Substances Control Act; (ii) petroleum and petroleum products including crude oil and any fractions thereof;
          (iii) natural gas, synthetic gas, natural gas liquids and any mixtures thereof; (iv) radon; (v) any other contaminant; and (vi) any substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation

          5.23.    Employees.   Schedule 5.23 contains a complete and
accurate list of the following information for each employee, consultant, representative (excluding real estate agents and loan officers) or director of SLM, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any director plan.

                   5.23.1. No employee, consultant, representative or director of SLM is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee, consultant, representative or director and any other Person ("Proprietary Rights Agreement") that in any way materially adversely affects or could reasonably be expected to materially adversely affect (i) the performance of his duties as an employee or director of SLM, or (ii) the ability of SLM to conduct its business. To the Knowledge of SLM and Shareholders, no director, officer, or other key employee of SLM intends to terminate his employment with SLM; provided, however, that for purposes of this Section 5.23.1, neither SLM nor any Shareholder shall be deemed to be obligated to make any inquiry of any director, officer or key employee concerning their intention to terminate their employment with SLM.

          5.24. Relationships with Associates and Affiliates. Except as set forth in Schedule 5.24, no Shareholder nor any Associate or Affiliate of any Shareholder has, or since January 1, 1994 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to SLM. Except as set forth in Schedule 5.24, no Shareholder nor any Associate or Affiliate of any Shareholder is, or since January 1, 1994 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with SLM, other than business dealings or transactions conducted in the Ordinary Course of Business at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with SLM with respect to any line of the products or services of SLM (a "Competing Business") in any market presently served by SLM. Except as set forth in Schedule 5.24, no Shareholder and no Associate or Affiliate of any Shareholder is a party to any Contract with, or has any claim or right against, SLM.

          5.25. Brokers. Neither SLM nor any Shareholder, has incurred nor will any of them incur, any brokerage, finder's, or similar fee in connection with the Transaction.
          5.26. SLM Schedules. Prior to Closing, SLM shall deliver to Celtic the following schedules (collectively "SLM Schedules") which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of SLM and by the Shareholders as complete, true, and correct in all material respects:

                   (a) A Schedule containing copies of Good Standing Certificates and Letters of SLM and the SLM Subsidiaries (Schedule 5.3).

                   (b) A Schedule describing any and all options, warrants or other rights to purchase the securities of SLM, together with copies of any documents relating thereto (Schedule 5.4);

                   (c) A Schedule describing the authorized and issued capital stock of each SLM Subsidiary and the owners thereof, and a description of any outstanding warrant, option or other right to purchase the securities of each SLM Subsidiary (Schedule 5.4.1);

                   (d) A Schedule describing required notifications regarding change of control (Schedule 5.7.1);

                   (e) A Schedule describing required notifications regarding change of control (Schedule 5.7.2);

                   (f) A Schedule describing required notifications regarding change of control (Schedule 5.7.3);

                   (g) A Schedule containing complete and correct copies of the Articles of Incorporation and Bylaws, as amended, of SLM and each SLM Subsidiary in effect as of the date of this Agreement and all Board of Director and Shareholder minutes and resolutions adopted since their respective incorporations (Schedule 5.8);

                   (h) A Schedule including SLM Financial Statements (Schedule 5.9);

                   (i) A Schedule of all liabilities (which are in the amount of $20,000 or more) included on the SLM Financial Statements or arising thereafter. This Schedule shall be updated as of the Effective Date and such updated Schedule shall be delivered to Celtic immediately prior to the Effective Time (Schedule 5.10);

                   (j) A Schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of SLM since the date of SLM Financial Statements (Schedule 5.11);

                   (k) A Schedule describing any and all litigation or proceeding to which SLM is a party or Threatened to be party or which may otherwise affect SLM, its business or assets (Schedule 5.12);

                   (l) A Schedule describing all material governmental licenses, material permits and other material Governmental Authorizations (or requests or applications therefor) pursuant to which SLM carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of SLM) (Schedule 5.13);

                   (m) A Schedule containing a description of all leases and all material Contracts of SLM (Schedule 5.14);

                   (n) A Schedule relating to Material Contract defaults (Schedule 5.15);

                   (o) A Schedule containing copies of all Tax Returns of SLM (Schedule 5.16);

                   (p) A Schedule of all intellectual property owned by SLM (Schedule 5.19);

                   (q) A Schedule describing all employee advances (Schedule 5.20);

                   (r) A Schedule of all insurance maintained by SLM (Schedule 5.21);

                   (s) A Schedule containing copies of employee information (Schedule 5.23);

                   (t) A Schedule describing transactions with Shareholders, Associates or Affiliates (Schedule 5.24);

                   (u) A Schedule of all other documents, disclosures, or representations required to be disclosed by this Agreement or required to be disclosed in order to set forth all material facts regarding SLM.

                   5.26.1.  The SLM Schedules delivered pursuant this
Agreement are qualified in their entirety by reference to specific provisions of this Agreement, and are not intended to constitute, and shall not be construed as constituting, independent representations and warranties of the Shareholders to any extent. The SLM Schedules may include items or information which the Shareholders are not required to disclose under this Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of this Agreement or the scope of the disclosure obligation under this Agreement, including, without limitation, any assessment of whether any matter arose or any agreement was entered into in the Ordinary Course of Business. Inclusion of information herein shall not be construed to establish a specific definition or level of what is material to the business, assets, financial position, operations or results of operations of SLM other than what is provided in the representations or warranties themselves.

                   5.26.2. SLM may provide additional schedules to qualify one or more of the representations and warranties of SLM and the Shareholders in whole or in part and any such Schedule so delivered in accordance with
Section 5.26 shall constitute an SLM Schedule and qualify and limit the representations and warranties of SLM and the Shareholders for all purposes of this Agreement to the same extent as if such Schedule were referred to in this Agreement. The descriptions of the SLM Schedules set out in this
Section 5.26 are for convenience of reference only and not intended to modify, or to constitute additional, representations or warranties to any extent or for any purpose. In the event of any discrepancy or conflict between the description of an SLM Schedule as set out in this Section 5.26 and the actual language of the representation or warranty, the actual language of the representation or warranty shall control for all purposes and this Section 5.26 shall not be used to interpret their meaning to any extent or for any purpose.

          5.27. Information. Each Shareholder represents unto himself and not as to the other Shareholder that he has not failed to disclose any information known to such Shareholder relating to SLM that is material to a decision to purchase the SLM Shares. To the Knowledge of each Shareholder, none of the representations or warranties contained in Article V of this Agreement contain any untrue statement of material fact or omits to state a material fact required to make the statements contained therein not misleading in light of the circumstances under which they were made.

          5.28. Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement, neither SLM nor either of the Shareholders shall have any liability for any misrepresentation or breach of any representation or warranty contained in this Article V if Celtic has actual knowledge (rather than Knowledge) of such misrepresentation or breach.

                                     Article VI
                      Representations And Warranties of  Celtic

          Celtic represents and warrants to SLM and to each Shareholder except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular schedule (ASchedule@) of Celtic (ACeltic Schedule@), such specific Celtic Schedule, that the statements made in this
Article VI will be correct and complete at the Effective Time provided, however, that if there is no Effective Time, then no party shall be liable for any inaccuracy. For purposes of this Article VI, each and every reference to Celtic shall mean and include Celtic and each subsidiary of Celtic (ACeltic Subsidiary@) unless otherwise indicated. Each representation and warranty made by Celtic relating to Celtic shall be deemed to be a representation and warranty made by Celtic for each Celtic Subsidiary, except to the extent that a specific representation or warranty does not relate to the existence, assets, liabilities or operations of each Celtic Subsidiary.

          6.1. Organization. Celtic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a materially adverse effect on the business, operations or financial condition of Celtic taken as a whole, and that the term Celtic taken as a whole shall mean Celtic and all of its Subsidiaries. Celtic is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification. Attached hereto as Schedule
6.1 are copies of Good Standing Certificates of Celtic and the Celtic Subsidiaries.

                   6.1.1. Each Celtic Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is organized and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of
such Celtic Subsidiary taken as a whole.   Each Celtic Subsidiary is duly
qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification.

          6.2. Capitalization. The entire authorized capital stock of Celtic consists of 25,000,000 shares of common stock, $.001 par value of which 3,306,471 shares are currently issued and outstanding. Celtic also has 7,500,000 shares of Preferred Stock authorized, none of which are issued or outstanding. There are no outstanding convertible securities, warrants, options, or commitments of any nature which may cause authorized but unissued shares of Celtic Common Stock or Preferred Stock to be issued to any Person except as disclosed in Schedule 6.2 attached hereto. From and at the Effective Time, all issued and outstanding shares of Celtic will have been duly authorized, validly issued, fully paid, and non-assessable, and not issued in violation of the pre-emptive or other right of any Person. None of the outstanding equity securities or other securities of Celtic was issued in violation of the Securities Act or any other Legal Requirement.

                   6.2.1 Each Celtic Subsidiary is a wholly-owned subsidiary of Celtic. Schedule 6.2 sets out a list of all registration rights and preemptive rights granted by Celtic to any holder of its capital stock or any convertible securities, warrants, options or commitments of any nature which may require Celtic to issue any shares of Celtic Common Stock. Celtic is not obligated to repurchase or redeem any of its outstanding shares of capital stock or any share of its capital stock which may become issuable upon exercise of any rights under any convertible securities, warrants, options or commitments of any nature which may require Celtic to issue any shares of Celtic Common
Stock.

          6.3. Authority Relative to this Agreement. Each of Celtic and Celtic Merger Sub has the full corporate power and authority to execute and deliver this Agreement and to consummate the Transaction which includes, but is not limited, the issuance of the Celtic Common Stock to the Shareholders in the Merger, the execution and delivery of Employment Agreements, the execution and delivery of Option Agreements and the execution and delivery of an Escrow Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized by the Board of Directors of Celtic and Celtic Merger Sub, and no other corporate action on the part of Celtic or Celtic Merger Sub are necessary or required to authorize this Agreement or to consummate the Transaction. This Agreement has been duly and validly executed and delivered by Celtic and constitutes a valid and binding agreement of Celtic, enforceable against it in accordance with its terms subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles.

          6.4.     Reorganization and Securities Related Representations.

                   6.4.1. The fair market value of the Celtic Common Stock received by each Shareholder of SLM in the Merger will be approximately equal to the fair market value of the SLM Common Stock surrendered in the Exchange.

                   6.4.2. Following the Effective Time, SLM will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Celtic Merger Sub=s net assets and at least 70% of the fair market value of Celtic Merger Sub=s gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by SLM or Celtic Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by SLM are included as assets of SLM or Celtic Merger Sub, respectively, immediately prior to the Effective Time.

                   6.4.3. Immediately prior to the Effective Time, Celtic will be in control of Celtic Merger Sub within the meaning of Section 368(c) of the IRC.

                   6.4.4 Celtic has no plan or intention to reacquire any of its stock issued in the Merger.

                   6.4.5. Celtic has no plan or intention to liquidate SLM, to merge SLM with or into another corporation; to sell or otherwise dispose of the stock of SLM except for transfers of stock to corporations controlled by Celtic; or to cause SLM to sell or otherwise dispose of any of its assets or any of the assets acquired from Celtic Merger Sub, except for dispositions made in the Ordinary Course of Business or transfers of assets to a corporation controlled by SLM.

                   6.4.6. Celtic Merger Sub will have no liabilities assumed by SLM and will not transfer to SLM any assets subject to liabilities in the Merger.

                   6.4.7. Following the Effective Time, SLM will continue its historic business or use a significant portion of its historic business assets in its business.

                   6.4.8. There is no intercorporate indebtedness existing between Celtic and SLM, or between Celtic Merger Sub and SLM, which was issued, acquired, or will be settled at a discount.

                   6.4.9. In the Merger, shares of SLM stock representing control of SLM as defined in Section 368(c) of the IRC, will be Exchanged solely for voting stock of Celtic.

                   6.4.10. Celtic does not own, nor has it owned during the past five years, any shares of the stock of SLM.

                   6.4.11.   Celtic  is not an investment company as defined in
Section 368(a)(2)(f)(iii) and (iv) of the IRC.

                   6.4.12. None of the compensation received by any shareholder-employees of SLM will be separate consideration for, or allocable to, any of their shares of SLM stock; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

                   6.4.13. No Order has been entered revoking or suspending for cause any license, permit or other authority of any director or officer of Celtic, or of any corporation of which such Person is an officer or director, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such Person or any corporation of which he is an officer or director from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such Person of any felony or misdemeanor involving a security or any aspect of the securities business, or of any felony.

          6.5.  Approvals and Consents; Non-Contravention.

                   6.5.1. No material consent, material approval, or other material action by, or notice to a material registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by Celtic in connection with the execution, delivery or performance of this Agreement by Celtic or the consummation of the transactions contemplated by this Agreement.

                   6.5.2. No consent, approval, waiver or other action by any Person under any material Contract or material instrument to which Celtic is a party or by which it or any of its assets are bound, is required or necessary for the execution, delivery, and performance of this Agreement by Celtic or the consummation of the Transaction.

                   6.5.3. The execution, delivery, or performance of this Agreement by Celtic and the consummation of the Transactions contemplated by this Agreement will not: (i) violate or conflict with the charter documents or Bylaws of Celtic (ii) violate or conflict with any law, regulation, Order or administrative interpretation applicable to Celtic or by which it or any of its assets are bound, or any agreement or understanding between any Governmental Body, on the one hand, and Celtic on the other hand; or (iii) violate or conflict with, result in a breach of, result in or permit the acceleration or termination of, or constitute a default under any material agreement, material instrument or material understanding to which Celtic is a party or by which it or any of its assets are bound excluding from the foregoing clauses (ii) and (iii) such violations or conflicts which, in the aggregate, could not reasonably be expected to have a material adverse affect on the business, operations or financial condition of Celtic taken as a whole.

          6.6. Certificate of Incorporation and Bylaws.  Attached hereto as
Schedule 6.6 are true and correct copies of the Certificate of Incorporation and Bylaws of Celtic and each Celtic Subsidiary. Such Certificate of Incorporation and Bylaws are in full force and effect and no amendments are pending. Celtic is not in violation of any provision of its Certificate of
Incorporation or Bylaws.   Schedule 6.6 also contains all Board of Director
minutes and resolutions and all Shareholder minutes and resolutions of Celtic and of each Celtic Subsidiary from the date of their inceptions.

          6.7 Financial Statements. Attached hereto as Schedule 6.7 are unaudited consolidated financial statements of Celtic (excluding Celtic Merger Sub which is recently formed, has no assets and no liabilities) as of September 30, 1996 (ACeltic Management Reports@) and audited consolidated financial statements for the years ended June 30, 1996 and June 30, 1995, together with the related footnotes and report thereon of the auditors rendering such reports (the ACeltic Audited Financial Statements@). The Celtic Management Reports and the Celtic Audited Financial Statements are hereafter referred to as the ACeltic Financial Statements.@ The Celtic Financial Statements are correct and complete in all respects and fairly present, in accordance with generally accepted accounting principles, consistently applied, the consolidated financial position of Celtic as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP, subject, in the case of the Management Reports, to normal recurring year end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of the notes (that if presented would not differ materially from those included in the Celtic Audited Financial Statements).

                   6.7.1. Celtic (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect (A) the transactions and dispositions of assets of such entity and (B) the value of inventory calculated in accordance with GAAP, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management=s general or specific authorization,
(B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(C) access to assets is permitted only in accordance with management=s general or specific authorizations, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                   6.7.2. Neither Celtic nor any employee, agent, consultant or representative of Celtic has made any payment of funds of Celtic or received or retained any funds in violation of any applicable law, rule or regulation.

          6.8. No Undisclosed Material Liabilities. Celtic is not subject to any material liability ($50,000 or more), whether accrued, absolute, contingent or otherwise that are, individually or in the aggregate, material to Celtic taken as a whole other than:

                   (a) liabilities disclosed or provided for in the most recent Celtic Financial Statements;

                   (b) liabilities incurred in the Ordinary Course of Business since the date of the Audited Financial Statements;

                   (c) liabilities contemplated by and arising under this Agreement or in connection with the Transaction; and

                   (d) liabilities described in Schedule 6.8 attached hereto.

          To the Knowledge of Celtic no circumstances exist which would result in the imposition of any other liabilities.

          6.9. Absence of Certain Changes or Events. Except (i) as contemplated by this Agreement; (ii) as disclosed in Schedule 6.9 since September 30,1996, Celtic has not:

                   (a) suffered any change in its business, operations, properties, condition (financial or otherwise), or Prospects which has had, or to Knowledge of Celtic could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Celtic taken as a whole;

                   (b) suffered any damage, destruction or loss (whether or not covered by insurance) with respect to any of its properties or assets which has had, or to the Knowledge of Celtic, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Celtic taken as a whole;

                   (c) except in the Ordinary Course of Business, incurred any liability or obligation (absolute, accrued, contingent or otherwise), in an amount in excess of $50,000;

                   (d) changed any of its accounting methods, principles or practices;

                   (e) revalued any asset, other than due to depreciation or amortization;

                   (f) paid, discharged or satisfied any claim, liability or obligation not reflected in the Celtic Financial Statements in an amount in excess of $50,000;

                   (g) except in the Ordinary Course of Business, entered into any commitment or transaction material to Celtic taken as a whole in an amount in excess of $50,000;

                   (h) declared, set aside or paid any dividend or distribution in respect of any capital stock, or redeemed, purchased or otherwise acquired any of these securities or modified its capitalization;

                   (i) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise changed the compensation payable or to become payable to any officer or key employees of Celtic;

                   (j) except in the Ordinary Course of Business, canceled or written off any debts or waived any claims in an amount in excess of $50,000;

                   (k) except in the Ordinary Course of Business, transferred any assets in an amount in excess of $50,000 or made capital expenditures and commitments in an amount in excess of $50,000 in the aggregate;

                   (l) paid or loaned (other than payment of salaries or benefits or reimbursement of expenses) any amount to, or sold, transferred or leased any properties or assets to, or entered into any contract with, any of its officers or directors, or any affiliate or Associate of any of its officers or directors;

                   (m) increased its reserves for bad debts, guaranteed any obligation, except in the Ordinary Course of Business, or indemnified any Person; or

                   (n) agreed (whether or not in writing) to do any of the foregoing.

          6.10.   Litigation and Proceedings. Except as set forth in the
Schedule 6.10, there is no claim or Proceeding pending or, to the Knowledge of Celtic, Threatened against Celtic, or any property or asset of Celtic by any Person or any Governmental Authority which (i) is reasonably likely to have, individually and in the aggregate, a material adverse effect on the business, assets or operations of Celtic or (ii) seeks to delay or prevent the consummation of the Transaction. As of the date hereof, neither Celtic nor any property or asset of Celtic, is subject to any Order. To the Knowledge of Celtic, there is no basis for any claim, action or Proceeding against Celtic which could reasonably be expected to have a material adverse effect on the business assets, operations or financial condition of Celtic. Celtic has never been a party to any Proceeding involving shareholder litigation nor has it been a party to any Proceeding initiated by the Securities and Exchange commission or any state securities agency.

          6.11.  Compliance with Laws, Rules and Regulations.   Schedule
6.11 sets forth all material, governmental licenses, material permits and other material Governmental Authorizations (or requests or applications therefore) pursuant to which Celtic carries on its business. To the Knowledge of Celtic, it complies with all applicable federal laws, rules, regulations and all applicable state and local laws, rules and regulations relating to the operation of its business, except to the extent that non-compliance could reasonably be expected to materially and adversely affect the business, operations, properties, assets or condition of Celtic or except to the extent that non-compliance would not result in the occurrence of any material liability for Celtic.

                   6.11.1 Celtic has made all filings with the United States Securities and Exchange Commission (ASEC@) that it has been required to make under the Securities Act and the Securities Exchange Act. The documents (including Celtic Financial Statements contained therein) filed with the SEC, except as amended, complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act and to the Knowledge of the Company none of such documents contained an untrue statement a of material fact or omitted to state a material fact required to be stated therein to make the statements made therein, in light of the circumstances under which they were made, not misleading. Schedule
6.11.1 is a true, correct and complete list of all filings made by or with respect to Celtic or Celtic Common Stock since January 1, 1994 and a true, correct and complete copy of all such filings has been provided to SLM.

          6.12. Contracts. Schedule 6.12 sets forth a complete and correct list of all leases and all material Contracts to which Celtic is a party or by which any of its properties or assets are bound. To the Knowledge of Celtic, and subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all such leases and Contracts are valid and enforceable in all material respects. For purposes of this Section 6.12, a AMaterial@ agreement is an agreement which can reasonably be expected to involve more than $50,000.

          6.13. Material Contract Defaults. To the Knowledge of Celtic, it is not in default under the terms of any outstanding Contract, license, lease, or other commitment which is material to the business, operations, assets, or condition of Celtic and no event has occurred or circumstances exist which, with notice or lapse of time or both, would constitute a default under any such Contract, license, or other commitment other than any defaults which could not reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of Celtic taken as a whole.

          6.14. Taxes and Tax Returns. All Tax Returns with respect to taxes based upon net income filed by Celtic since January 1, 1994, are set forth in
Schedule 6.14 attached hereto. Celtic has filed all Tax Returns required to be filed by it and has paid and discharged all taxes shown as due thereon and has paid all taxes when due, other than such payments as are being contested in good faith by appropriate Proceedings and as to which sufficient reserves have been established. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the Knowledge of Celtic, has Threatened to assess against Celtic any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Celtic has not been granted any waiver of any statute of limitations with respect to, or agreed to any extension of the period for the assessment of, any tax. Celtic has properly reported on Form 1099 all amounts paid to consultants and no consultant or other person to whom a payment has been made by Celtic should be classified as an employee under the IRC.

          All Tax Returns filed by Celtic are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such returns by applicable law. Celtic is not a party to any tax sharing agreement.

          Celtic has not agreed, and is not required, to make any adjustments pursuant to Section 481(a) of the IRC or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party. To the Knowledge of Celtic, the IRS has not proposed any such adjustment or change in accounting method. No application is pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or assets of Celtic.

                   6.14.1. The accruals and reserves for taxes reflected in the most recent balance sheet (ACeltic Balance Sheet@) included in the Celtic Financial Statements are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles consistently applied. The term Atax@ or Ataxes@ means federal state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties.

          6.15.  Subsidiaries.   Except as set forth in Schedule 6.15, Celtic
has no Subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, limited liability company or other entity.

          6.16. Title and Related Matters. Celtic has good and marketable title to all of its assets which are reflected in the Celtic Management Reports or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear of all mortgages, liens, pledges, charges or encumbrances, except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the assets or properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties or in connection with such assets;
and (iii) such liens as are described or referred to in the Celtic Financial Statements or in the Celtic Schedules. Celtic owns, free and clear of any liens, claims, encumbrances, royalty interests and other restrictions or limitations of any nature whatsoever, or otherwise has the legal right to use, any and all procedures, techniques, business plans, methods of management and other information utilized in the conduct of its business or operations, whether or not the value thereof is reflected in the Celtic Management
Reports. The offices and equipment of Celtic that are necessary or used in the operations of its business are in good operating condition and repair, normal wear and tear excepted.

          6.17.  Intellectual Property.   Schedule 6.17 hereto contains a
complete list and description of all Celtic=s United States and foreign (a) patents and patent applications; (b) trademark registrations and applications for trademark registrations; (c) copyright registrations and applications for copyright registrations; (d) unregistered trademarks, trade names, service marks and copyrights; and (e) unpatented trade secrets. Celtic wholly owns the exclusive rights to all of the above-described intellectual property and there are no existing or to the Knowledge of Celtic, Threatened claims of any third party challenging the ownership, scope or validity of any of the said intellectual property; to the Knowledge of Celtic, there is no infringing use by any Person or entity of any of such intellectual property; and, except as set forth in Schedule 6.17, to the Knowledge of Celtic, there has been no disclosure of any of the trade secrets to any Person other than Persons who have executed confidentiality/non-competition agreements.

          6.18. Accounts Receivables. To the Knowledge of Celtic, all of its accounts receivable arose in the Ordinary Course of Business, are "arms length" (other than employee advances which are described in Schedule
6.18), bona fide and are correctly reflected in Celtic's books and records. To the Knowledge of Celtic, all of its accounts receivable (net of reserves for doubtful accounts set forth on Celtic=s financial records) are collectible in accordance with their terms. To the Knowledge of Celtic, none of Celtic's accounts receivable is subject to any set off, counterclaim or adjustment by reason of any product liability, breach of warranty, Contract, accounting error or other claim except for adjustments in the Ordinary Course of Business, none of which is material.

          6.19. Insurance. Celtic currently maintains the insurance policies described on the attached Schedule 6.19 which sets out the type of insurance, insurer, policy number, expiration date, whether such insurance is written on a claims made or occurrence basis, the deductible and policy limit.

          6.20.  Environmental Matters.

                   6.20.1. Neither Celtic nor any predecessor of Celtic (i) has violated or is in violation of any Environmental Law; (ii) has owned or leased properties (including, without limitation, soils and surface and ground waters) which are contaminated with any Hazardous Substance; (iii) is liable for any off-site contamination; (iv) is actually or potentially (other than as a result of the foreclosure action of a mortgage interest) or, to the Knowledge of Celtic, liable under any Environmental Law (including, without limitation, pending or Threatened liens); (v) has failed to obtain all permits, licenses and other authorization required to be obtained by it under any Environmental Law (A Celtic Environmental Permits@); and (vi) Celtic has failed to be in compliance with Celtic Environmental Permits.

                   6.20.2. To the Knowledge of Celtic neither Celtic nor any of its predecessors, or their respective subsidiaries or joint ventures have any material Environmental Liabilities, and none of such entities have had within the five (5) years preceding the date hereof a material release of Hazardous Substances into the environment in violation of any Environmental Law or Environmental Permit.

                   6.20.3. For the purposes of this Section 6.19, the following terms have the following meanings:

                   "Environmental Laws" shall mean any and all Federal, state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to (i) human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment;
          (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof; or (iii) the pollution of the environment or the protection of human health.

                   "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

                   "Hazardous Substances" shall mean (i) those substances defined in or regulated under the following federal statues and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resources Conservation and Recovery Act, the
          Comprehensive Environmental Response, Compensation and Liability
          Act, the Clean Air Act, the Safe Drinking Water Act (Clean Water
          Act), the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Substances Control Act; (ii) petroleum and petroleum products including crude oil and any fractions thereof;
          (iii) natural gas, synthetic gas, natural gas liquids and any mixtures thereof; (iv) radon; (v) any other contaminant; and (vi) any substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation.

          6.21.    Employees.   Schedule 6.21 contains a complete and
accurate list of the following information for each employee, consultant, representative (excluding non-affiliated brokers or agents) or director of Celtic, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any director plan.

                   6.21.1. No employee, consultant, representative or director of Celtic is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee, consultant, representative or director and any other Person ("Proprietary Rights Agreement") that in any way materially adversely affects or could reasonably be expected to materially adversely affect (i) the performance of his duties as an employee or director of Celtic, or (ii) the ability of Celtic to conduct its business. To the Knowledge of Celtic, no director, officer, or other key employee of Celtic intends to terminate his employment with Celtic; provided, however, that for purposes of this Section 6.21.1, Celtic shall not be deemed to be obligated to make any inquiry of any director, officer or key employee concerning their intention to terminate their employment with Celtic.

          6.22. Relationships with Affiliates or Associates . Except as set forth in the Celtic SEC Reports or in Schedule 6.22, no Affiliate or Associate of Celtic has, or since January 1, 1994 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Celtic. No Affiliate or Associate of Celtic is, or since January 1, 1994 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Celtic, other than business dealings or transactions conducted in the Ordinary Course of Business at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with Celtic with respect to any line of the products or services of Celtic
(a "Competing Business") in any market presently served by Celtic. Except as set forth in Schedule 6.22, no Affiliate or Associate of Celtic is a party to any Contract with, or has any claim or right against, Celtic.

          6.23.  Brokers.    Celtic has not incurred nor will it incur any
brokerage, finder's, or similar fee in connection with the Transaction.

          6.24. Celtic Schedules. Within seven (7) days from the date hereof, Celtic shall deliver to the Shareholders the following schedules (collectively "Celtic Schedules") which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Celtic as complete, true, and correct in all material respects:

                   (a) A Schedule describing any and all options, warrants or other rights to purchase the securities of Celtic, together with copies of any documents relating thereto; and all registration rights and preemptive rights relating to any security of Celtic (Schedule 6.2);
                   (b) A Schedule containing complete and correct copies of the Articles of Incorporation and Bylaws, as amended, of Celtic and each Celtic Subsidiary in effect as of the date of this Agreement and all Board of Director and shareholder minutes and resolutions adopted since their respective incorporations. (Schedule 6.6);

                   (c) A Schedule including Celtic Financial Statements (Schedule 6.7);

                   (d) A Schedule of all liabilities (exceeding $50,000) included on the Celtic Financial Statements or arising thereafter. This Schedule shall be updated as of Effective Date and such updated Schedule shall be delivered to Shareholders immediately prior to the Effective Time (Schedule 6.8);

                   (e) A Schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Celtic since the date of Celtic Financial Statements (Schedule 6.9);

                   (f) A Schedule containing a description of any litigation pending or Threatened (Schedule 6.10);

                   (g) A Schedule containing a description of all leases and Material Contracts of Celtic (Schedule 6.12);

                   (h) A Schedule containing copies of all Tax Returns of Celtic (Schedule 6.14);

                   (i) A Schedule listing all Celtic Subsidiaries and a description of the capitalization of each Celtic Subsidiary (Schedule 6.15);

                   (j) A Schedule of all intellectual property owned by Celtic (Schedule 6.17);

                   (k) A Schedule describing all employee advances (Schedule 6.18);

                   (l) A Schedule of all insurance maintained by Celtic (Schedule 6.19);

                   (m) A Schedule containing copies of all contracts for employment of any officer or employee that is not terminable on 30 days (or less) notice (Schedule 6.21);

                   (n) A Schedule describing transactions with Shareholders, Associates or Affiliates (Schedule 6.22);

                   (o) A Schedule of all other documents, disclosures, or representations required to be disclosed by this Agreement or required to be disclosed in order to set forth all material facts regarding Celtic.

                   6.24.1. The Celtic Schedules delivered pursuant this Agreement are qualified in their entirety by reference to specific provisions of this Agreement, and are not intended to constitute, and shall not be construed as constituting, independent representations and warranties of Celtic to any extent. The Celtic Schedules may include items or information which Celtic is not required to disclose under this Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of the Agreement or the scope of the disclosure obligation under this Agreement, including, without limitation, any assessment of whether any matter arose or any agreement was entered into in the Ordinary Course of Business.
Inclusion of information herein shall not be construed to establish a specific definition or level of what is material to the business, assets, financial position, operations or results of operations of Celtic other than what is provided in the representations or warranties themselves.

                   6.24.2. Celtic may provide additional schedules to qualify one or more of the representations and warranties of Celtic in whole or in part and any such Schedule so delivered in accordance with Section 6.24 shall constitute a Celtic Schedule and qualify and limit the representations and warranties of Celtic for all purposes of this Agreement to the same extent as if such Schedule were referred to in this Agreement. The descriptions of the Celtic Schedules set out in this Section 6.24 are for convenience of reference only and not intended to modify, or to constitute additional, representations or warranties to any extent or for any purpose. In the event of any discrepancy or conflict between the description of a Celtic Schedule as set out in this Section 6.24 and the actual language of the representation or warranty, the actual language of the representation or warranty shall control for all purposes and this Section 6.24 shall not be used to interpret their meaning to any extent or for any purpose.

          6.25.  Information.   Celtic represents that it has not failed to
disclose any information known to it relating to it that is material to a decision to purchase the Celtic Shares. To the Knowledge of Celtic, none of the representations or warranties contained in Article VI of this Agreement contain any untrue statement of material fact or omits to state a material fact required to make the statements contained therein not misleading in light of the circumstances under which they were made.

          6.26. Additional Information Available. Celtic will make available to each Shareholder the opportunity to ask questions and receive answers concerning the acquisition of Celtic Common Stock in the Transaction, and to obtain any additional information which Celtic possesses or can acquire without unreasonable effort or expense.

          6.27. Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement, Celtic shall have any liability for any misrepresentation or breach of any representation or warranty contained in this Article VI if SLM or either of the Shareholders has actual knowledge (rather than Knowledge) of such misrepresentation or breach.

                                     Article VII
                              Conduct Prior to Closing

          7.1. Conduct of Business. Prior to the Effective Time, SLM and Celtic shall conduct their business only in the Ordinary Course of Business.

          7.2. Additional Covenants by SLM and SLM Shareholders and Celtic. Between the date hereof and the Effective Time, except as contemplated by this Agreement or with the prior written consent of the other parties, which consent shall not unreasonably be withheld, neither Celtic nor SLM shall:

                   (a) make any change in its Articles of Incorporation or Bylaws;

                   (b) make any change in the authorized or issued shares except as contemplated by this Agreement;

                   (c) make any payment or distribution to shareholders (with respect to their stock) or purchase or redeem any shares of capital stock;

                   (d) except in the Ordinary Course of Business, mortgage, pledge, or subject to lien or encumbrance any of assets, tangible or intangible;

                   (e) except in the Ordinary Course of Business, cancel any debts or claims or waive any rights of value;

                   (f) except in the Ordinary Course of Business, incur any indebtedness or guarantees or enter into any commitment or make any material capital expenditures or investments;

                   (g) make any loan, accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to, any of its present or former officers or employees;

                   (h) make any material change in its method of management, operation, or accounting;

                   (i)  enter into any other material transactions;

                   (j) except in the Ordinary Course of Business, hire any Person as an employee;

                   (k) adopt any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                   (l) grant or agree to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof;

                   (m) except in the Ordinary Course of Business, sell or transfer, or agree to sell or transfer, any of its assets, property, or rights or cancel or agree to cancel, any debts or claims;

                   (n) make or permit any amendment or termination (other than in accordance with its terms) of any material Contract, agreement, or license to which it is a party; or

                   (o) agree to do any of the foregoing.

          7.3. Access. SLM shall give access to Celtic (and its auditors, counsel and other authorized representatives), and Celtic shall give access to the Shareholders (and their accountants, counsel and other authorized representatives) to (i) their respective premises, books and records, including minute books and stock transfer records, and (ii) all contracts, agreements and documents whether or not listed in the Schedules hereto; provided, however, that any such investigation shall not affect any of the representations and warranties hereunder or the right of any party hereto to rely thereon; and provided further, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of SLM and Celtic. In the event of termination of this Agreement for any reason Celtic, on the one hand, and SLM and the Shareholders, on the other hand, will promptly return, or cause to be returned, to the other, all non-public documents obtained from the other party, and any copies of such documents.

                   7.3.1. Celtic, SLM and Shareholders agree to keep confidential any information obtained pursuant to their respective inspections under this Agreement unless (i) such information is ascertainable from public sources or is or becomes public other than through the inspecting party or its representatives, or (ii) disclosure of such information is required by applicable securities or other laws. In the event of the termination of this Agreement, each of Celtic, SLM, and the Shareholders agree that they will not disclose, utlize or exploit to their advantage any information obtained from the other pursuant to its examinations under this Agreement, unless necessary to comply with applicable law (with prior notice to the other) or to enforce its rights hereunder.

          The parties agree that a breach of the provisions of Section 7.3.1 of this Agreement could cause irreparable damage to the other parties. Consequently, each agrees that in the event of any breach of any provision of this Section 7.3.1 of this Agreement, a nonbreaching party, at its option, in addition to any other remedies provided by law or otherwise, may apply to any court of competent jurisdiction for the entry of an immediate Order to restrain or enjoin the breach of these provisions and to otherwise specifically enforce the provisions of Section 7.3.1 of this Agreement. Each party hereby expressly waives the claim or defense in any such action that the aggrieved party has an adequate remedy at law or in damages.

          7.4. Compliance with Blue Sky Law. The parties shall jointly take such action, make such filings and pay such filing fees as may be reasonably necessary to comply with all applicable state blue sky laws, rules and regulations relating to the issuance of securities in the Transaction.

          7.5. Disclosure Supplements, Etc.. Celtic will promptly notify SLM of any material event or change in the business or operation of Celtic or any Celtic Subsidiary. From time to time prior to the Effective Time, Celtic will supplement or amend the Celtic Schedules with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement would have been required to be set forth or described in a Celtic Schedule or which is necessary to complete or correct any information in the Celtic Schedules or in any representation or warranty of Celtic which has been rendered inaccurate thereby. For purposes of Articles VIII and IX hereof no such supplement or amendment to the Celtic Schedules or additional schedules shall be given effect but such supplement, amendment or additional schedule shall be given effect for purposes of claims with respect to breaches of representations and warranties pursuant to Article X of this Agreement.

                   SLM and the Shareholders will promptly notify Celtic of any material event or change in the business or operation of SLM or any SLM Subsidiary. From time to time prior to the Effective Time, SLM and the Shareholders will supplement or amend the SLM Schedules with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement would have been required to be set forth or described in an SLM Schedule or which is necessary to complete or correct any information in the SLM Schedules or in any representation or warranty of SLM which has been rendered inaccurate thereby. For purposes of Articles VIII and IX hereof no such supplement or amendment to the SLM Schedules or additional schedules shall be given effect but such supplement, amendment or additional schedule shall be given effect for purposes of claims with respect to breaches of representations and warranties pursuant to Article X of this Agreement.

          7.6. Reasonable Efforts. Subject to the provisions hereof, the parties hereto shall use their reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing sentence, Celtic shall use its reasonable efforts to insure that the conditions set forth in Article VIII hereof are satisfied insofar as such matters are within the control of Celtic and SLM and the Shareholders will use their reasonable efforts to insure that the conditions set forth in Article IX hereof are satisfied, insofar as such matters are within their control.

          7.7. Public Announcements. Prior to the Effective Time, no announcement or disclosure of the Transaction will be made by any party without the consent of all other parties, which shall not be unreasonably withheld; provided that Celtic may make an announcement if, on the advice of counsel and after reasonable notice to SLM and to the Shareholders it is required to do so under relevant securities laws or NASDAQ rules.

                                    Article VIII
                             Conditions of Shareholders

           The obligation of SLM and the Shareholders to consummate the Transaction is subject to the fulfillment by Celtic prior to or as of the Effective Time, of each of the following conditions, any of which may, at the sole option of SLM and the Shareholders, be waived:

          8.1. Representations. The representations and warranties by or on behalf of Celtic contained in this Agreement or in any certificate or documents delivered to the Shareholders or to SLM pursuant to the provisions hereof, shall be true in all material respects when made and at the Effective Time as though such representations and warranties were made at and as of such time.

          8.2. Compliance. Celtic and Celtic Merger Sub shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

          8.3. No Material Adverse Change. There shall not have occurred (i) any material adverse change since November 30, 1996 in the business, Prospects, properties, results of operations or financial condition of Celtic and the Celtic Subsidiaries taken as a whole; or (ii) any loss or damage to any of the Prospects, properties of or assets of Celtic and the Celtic Subsidiaries taken as a whole which could reasonably be expected to materially adversely affect or impair their ability to conduct after the Transaction the business now being conducted by them.

          8.4. Certificate of Celtic. Celtic shall have delivered to Shareholders, a certificate of Celtic, dated the Effective Time, and signed by its President to the effect that (i) each of the representations and warranties of Celtic contained herein is true in all material respects as of the Effective Time; and (ii) Celtic and Celtic Merger Sub have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed and complied with by them prior to the Effective Date.

          8.5. Absence of Litigation. There shall not be any material litigation, proceeding or governmental investigation pending, Threatened or reasonably believed by Shareholders to be in prospect pertaining to Celtic any Celtic Subsidiary or the Transaction.

          8.6. Good Standing. Each of Celtic and Celtic Merger Sub will be in good standing in their states of organization at the Effective Time and each shall deliver a Certificate of Good Standing to the Shareholders at the Effective Time.

          8.7. Employment Agreements. SLM and Celtic shall have executed and delivered to Reese Howell, Jr. and Roger Davis employment agreements in the form of Exhibits E-1 and E-2 hereto, respectively and Celtic shall have executed and delivered to Reese Howell, Jr. and Roger Davis option agreements in the form of Exhibits F-1 and F-2 respectively.

          8.8. Consents. Any notices, filings, consents or approvals identified on the Celtic Schedules or on the SLM Schedules shall have been filed, made or obtained and any waiting periods thereunder shall have lapsed. The Shareholders shall have approved the Merger pursuant to the Utah Revised Business Corporations Act.

          8.9. Advantage. Reese Howell, Jr. shall have transferred to SLM all of the outstanding capital stock of SLM Holdings, Inc. as a capital contribution, and SLM shall have acquired all of the outstanding capital stock of Advantage Realty, Inc. for consideration consisting solely of shares of SLM Common Stock.

          8.10. Escrow Agreement. Celtic shall have executed and delivered to the Shareholders an Escrow Agreement in the form of Exhibit C hereto.

          8.11. Certificate. All of the certificates and documents referred to in Article IV shall have been delivered to the Shareholders by Celtic.

                                     Article IX
                                Conditions of Celtic

           The obligation of Celtic to consummate the Transaction is subject to the fulfillment, by Shareholders and SLM, prior to or as of the Effective Time, of each of the following conditions, any of which may, at the sole option of Celtic, be waived:

          9.1. Representations. The representations and warranties by or on behalf of SLM and Shareholders contained in this Agreement or in any certificate or documents delivered pursuant to the provisions hereof shall be true in all material respects when made and at the Effective Time as though such representations and warranties were made at and as of such time.

          9.2. Compliance. Shareholders and SLM shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing at the Effective Time.

          9.3. No Material Adverse Change. There shall not have occurred (i) any material adverse change since August 31, 1996 in the business, Prospects, properties, results of operations or financial condition of SLM and the SLM Subsidiaries taken as a whole; or (ii) any loss or damage to any of the properties of or assets of SLM and the SLM Subsidiaries taken as a whole which could reasonably be expected to materially adversely affect or impair their ability to conduct after the Transaction the business now being conducted by them.

          9.4  Certificates of Shareholders and SLM.  SLM and each
Shareholder shall have delivered to Celtic a certificate of each of them dated the Effective Time, signed by the President of SLM and by each of the shareholders to the effect that (i) each of the representations and warranties of shareholders and SLM contained herein is true in all material respects as of the Effective Time; and (ii) SLM has in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed and complied with by it prior to the Effective Date.

          9.5. Absence of Litigation. There shall not be any material litigation, proceeding or governmental investigation pending, Threatened or reasonably believed by Celtic to be in prospect pertaining to the Shareholders, SLM, any SLM Subsidiary or the Transaction except as disclosed in the SLM Schedules.


          9.6 Good Standing. SLM will be in good standing in the State of Utah at the Effective Time and shall deliver a Certificate of Good Standing to Celtic at the Effective Time.

          9.7. Investment Letters. The Shareholders shall deliver to Celtic an Investment Letter in the Form of Exhibit AD@.

          9.8. Form 8-K Financial Statements. SLM shall deliver to Celtic its financial statements which meet the requirements of Form 8-K as promulgated under the Securities Exchange Act.

          9.9. Employment Agreements. Reese Howell, Jr. and Roger Davis shall have executed and delivered to Celtic employment agreements in the form of Exhibits E-1 and E-2 hereto, respectively.

          9.10. Consents. Any notices, filings, consents or approvals identified on the Celtic Schedules or on the SLM Schedules shall have been filed, made or obtained and any waiting periods thereunder shall have lapsed.


          9.11. Advantage. Reese Howell, Jr. shall have transferred to SLM all of the outstanding capital stock of SLM Holdings, Inc. as a capital contribution, and SLM shall have acquired all of the outstanding capital stock of Advantage Realty, Inc. for consideration consisting solely of shares of SLM Common Stock.

          9.12. Escrow Agreement. Reese Howell, Jr. and Roger Davis shall have executed and delivered to the Celtic an Escrow Agreement in the form of Exhibit C hereto.

          9.13. Certificate. All of the certificates and documents referred to in Article IV shall have been delivered to the Celtic by SLM and the Shareholders.
                                      Article X
                 Indemnification, Survival, Termination And Expenses

          10.1. Nature and Survival of Representations. All representations and warranties made by any party to this Agreement shall survive the Effective Time for three (3) years and the covenants and agreements herein shall survive the closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, and covenants and agreements contained in this Agreement and on the information contained in the Schedules and Exhibits attached hereto and not upon any investigation which it or he might have made or any representations, warrants, agreement, promise, or information, written or oral, made by another party or another Person other than as specifically set forth herein.

          10.2.    Indemnification and Payment of Damages by Shareholders.
Each Shareholder, individually and not jointly and severally, will indemnify and hold harmless Celtic and its officers and directors (collectively, the "Indemnified Persons"), and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly,
from or in connection with            (a) any breach of any representation or
warranty made by such Shareholder in this Agreement or in any certificate delivered by such Shareholder pursuant to this Agreement; or (b) any breach by such Shareholder of any covenant or obligation of such Shareholder in this Agreement; provided, however, that if any Shareholder has "Knowledge" of a matter giving rise to a breach of a representation or warranty and the other Shareholder does not have Knowledge of such matter, then the Shareholder without such Knowledge shall not be liable to any extent to any party on account of such breach of representation or warranty.

          10.3. Indemnification and Payment of Damages by Celtic. Celtic will indemnify and hold harmless Shareholders (collectively the "Indemnified Persons"), and will pay to the Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Celtic in this Agreement or in any certificate delivered by Celtic pursuant to this Agreement or (b) any breach by Celtic of any covenant or obligation of Celtic in this Agreement.

          10.4. Limitations on Amount--Shareholder. The Shareholders are individually, and not jointly or severally, liable for damages with respect to breaches of representations, warranties or covenants. The breach of a particular representation, warranty or covenant by one of the Shareholders will not necessarily be a breach by the other unless the other Shareholder has
independently breached such representation, warranty or covenant.   A
Shareholder will not have liability (for indemnification or otherwise) with respect to the matters described in Section 10.2 until the total of all Damages attributed to a such Shareholder=s breach with respect to such matters exceeds $20,000, and then only for the amount by which such Damages exceed $20,000; provided, however, subject to Section 10.4.1, the maximum amount a Shareholder shall be required to pay hereunder for any and all breaches of representations and warranties under this Agreement is One
Hundred Fifty Thousand Dollars ($150,000.00).

                   10.4.1.  The liability limit of $150,000 agreed to in Section
10.4 shall be increased to $250,000 with respect to, and only to the extent of, Damages resulting from breaches of representations and warranties of which a Shareholder had actual knowledge at the time of Closing (rather than "Knowledge"); provided, however that such limit of $250,000 shall not be applicable to Damages resulting from breaches of representations and warranties which constitute fraud as defined at common law (but with a standard of actual knowledge at the time of Closing). Notwithstanding the foregoing, in no event shall the aggregate liability of any Shareholder for all breaches of representations, warranties and covenants and agreements contained in this Agreement exceed the value of the Celtic Common Stock received by such Shareholder in connection with the Merger. In the event of any assessment of Damages against any Shareholder, such Shareholder may deliver to Celtic shares of Celtic Common Stock owned by such Shareholder in the amount of such Damages and thereafter shall be released from any and all further liability in connection with such Damages. For purposes of this
Section 10.4.1, shares of Celtic common stock delivered to Celtic by a Shareholder under this Section 10.4.1. shall be valued at a price which is seventy five percent (75%) of the average closing price of Celtic common stock, as reported by NASDAQ (or the American Stock Exchange or the New
York Stock Exchange if the Celtic common stock is trade on either such Exchanges) for the seven business days immediately prior to the date such additional Celtic shares are delivered to Shareholders. In the event of an assessment of Damages against a Shareholder exceeds the value of the Celtic Common Stock which such Shareholder was issued in the Merger, such Shareholder may deliver to Celtic all of the Celtic Common Stock acquired by him pursuant to the Merger and thereafter shall be released from any all further liability under this Agreement and the Transaction, including to any other Shareholder for contribution and indemnify.

          10.5. Limitations on Amount--Celtic. Celtic will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.3 until the total of all Damages with respect to such matters exceeds $20,000, and then only for the amount by which such Damages exceed $20,000; provided, however, that subject to Section 10.5.1, the maximum amount Celtic shall be required to pay hereunder is One
Hundred Fifty Thousand Dollars ($150,000.00).

                   10.5.1.  The liability limit of $150,000 agreed to in Section
10.5 shall be increased to $250,000 with respect to, and only to the extent of, Damages resulting from breaches of representations and warranties of which Celtic had actual knowledge at the time of Closing (rather than "Knowledge"); provided, however, that such limit of $250,000 shall not be applicable to Damages resulting from breaches of representations and warranties which constitute fraud as defined at common law (but with a standard of actual knowledge at the time of Closing). Notwithstanding the foregoing, in no event shall the aggregate liability of Celtic for all breaches of representations, warranties and covenants and agreements contained in this Agreement exceed the value of the SLM Common Stock received by Celtic in connection with the Merger (which shall be deemed to be the value of the Celtic Common Stock issued to the Shareholders in the Merger). In the event of any assessment of Damages against Celtic, Celtic may deliver to each of the Shareholders additional shares of Celtic Common Stock in the amount of such Damages and thereafter shall be released from any and all further liability under this Agreement and the Transaction. For purposes of this
Section 10.5.1, additional shares of Celtic common stock issued to the Shareholders hereunder, shall be valued at a price which is seventy five percent (75%) of the average closing price of Celtic common stock, as reported by NASDAQ (or the American Stock Exchange or the New York Stock Exchange if the Celtic common stock is trade on either such Exchanges) for the seven business days immediately prior to the date such additional Celtic shares are delivered to Shareholders.

          10.6.     Procedure for Indemnification--Third Party Claims.

                   10.6.1. Promptly after receipt by an Indemnified Person under Sections 10.2 or 10.3, of notice of the commencement of any
Proceeding against it, such Indemnified Person will, if a claim is to be made by it against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, and with such notice provide a copy of any demand letter, summons or applicable correspondence, and any information with respect to insurance which may cover such claim and information with respect to any third party who may be liable to in
connection therewith.   The failure to notify the indemnifying party will not
relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that it is prejudiced by the indemnifying party's failure to give such notice.

                   10.6.2. If any Proceeding referred to in Section 10.6.1 is brought against an Indemnified Person and it or he gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the Indemnified
Person determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable out of pocket costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person except that the Indemnified Person shall give the indemnifying party seven days prior notice of the terms of any proposed settlement and the Indemnified Person shall not be liable to the extent that any Proceeding is conducted in, or the compromise or settlement is entered into in bad faith.
                   10.6.3. Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding is reasonably likely to materially adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld). The Indemnified Person shall give the indemnifying party seven days prior notice of the terms of any proposed settlement and the Indemnified Person shall not be liable to the extent that any Proceeding is conducted in, or the compromise or settlement is entered into in bad faith.

                   10.6.4. Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Shareholders with respect to such a claim anywhere in the world.

          10.7. Procedure for Indemnification--Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice and with such notice provide a copy of any demand letter, summons or applicable correspondence, and any information with respect to insurance which may cover such claim and information with respect to any third party who may be liable to an Indemnified Person in connection therewith. to the party from whom indemnification is sought.

          10.8.    Arbitration.

                   10.8.1. All disputes arising out of this and any other controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity hereof, including the determination of the scope or applicability of the Agreement to arbitrate set forth in this Agreement) shall be submitted to binding arbitration under Section 10.8.2) upon the written demand of Celtic or either Shareholder.

                   10.8.2. The Shareholder or Shareholders involved in the arbitration and Celtic (the "Arbitrating Parties") shall each select one qualified arbitrator within 10 days of the date of the demand for arbitration. The arbitration shall be governed by the American Arbitration Association (the AAAA@) under its commercial Arbitration Rules and its Supplementary
Procedures for Large, Complex Disputes, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who (a) are on the AAA=s Large, Complex Case Panel or a Center for Public Resources ("CPR")
Panel of Distinguished Neutrals, or who have professional credentials similar to the attorneys listed on such AAA and CPR Panels, and (b) who have practiced law for at least 10 years as an attorney specializing in either general commercial litigation or general corporate and commercial matters. The two arbitrators so chosen shall select a neutral arbitrator who shall reside in (or be employed within) the State of Utah. If the named arbitrators cannot agree on a neutral arbitrator, the arbitrators shall make application to the AAA Office in the State of Utah with a copy to the Arbitrating Parties, requesting that the AAA select and appoint the third arbitrator, who shall not reside or work in the State of Utah. This selection shall be final and binding. Immediately upon appointment of the third arbitrator, the arbitrating parties shall present in writing to the panel of three arbitrators (with a copy to the other) their statement of the issues in dispute. Any questions of whether a dispute should be arbitrated under this Section shall be decided by the arbitrators.
In the event of conflict between the provisions of this Agreement and the provisions of the commercial arbitration rules of the AAA, the provisions of this Agreement shall prevail.

                   The arbitrators, as soon as possible, shall meet in Salt Lake City, at a time and place reasonably convenient for the participants, after giving each of the Arbitrating Parties at least 10 days' notice. The failure of an Arbitrating Party to appear at a hearing shall not operate as a default, and the attendance of all arbitrators shall not be required at all hearings.
Actions of the arbitrators shall be by majority vote. After the hearing, the Arbitrating Parties in regard to the matter in dispute, taking such evidence and making such other investigation as justice requires and as the arbitrators deem necessary, they shall decide the issues submitted to them as promptly as possible and serve a written and signed copy of the award upon each of the Arbitrating Parties. To assure the Arbitrating Parties that disputes and controversies will be resolved expeditiously, the final arbitration hearing will occur within 60 days after the arbitration is initiated and there will be limited discovery (including no more than two depositions per party) prior to the arbitration hearing. If the participants in the arbitration settle the dispute in the course of the arbitration, such settlement shall be approved by the arbitrators on request any of the Arbitrating Parties and become the award.

                   10.8.3. No provision of, nor the exercise of any rights under, this Section 10.8, shall limit the right of any party to request and obtain from a court of competent jurisdiction in the State of Utah (which shall have exclusive jurisdiction for purposes of this Agreement before, during or after the pendency of any arbitration) provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in the State of Utah for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 10.8 in the same manner as provided for the giving of notice hereunder.

                   10.8.4. Judgment upon the award rendered may be entered in any court having jurisdiction. The Arbitrating Parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the State of Utah for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

                   10.8.5. Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators= fees except the arbitrators shall have the power to award recovery of all costs (including attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party, as determined by the arbitrators.

        10.9. Exclusive Remedies. The indemnification provisions set forth in this Article 10 are the sole and exclusive remedies that any party may have for breach of any representation, warranty or covenant.
        10.10. Termination. This Agreement may be terminated at any time prior to the Effective Time:

                   (a)  by the mutual consent of the Shareholders and Celtic;

                   (b) by either the Shareholders or Celtic if the Effective Time has not occurred by January 31, 1997, or such other date, if any, as the parties may agree to in writing;

                   (c) by the Shareholders or Celtic if any other party refuses or fails to perform any covenant or agreement required to be performed by it under this Agreement or if any representation or warranty of any other party proves to have been inaccurate or misleading in any material respect at the time it was made or at the Effective Time and the other party refuses or fails after notice to correct or make not misleading any such misrepresentation or warranty;

                   (d) by Celtic for any reason within ten (10) days after it has received all of the SLM Schedules; and

                   (e) by Shareholders for any reason within ten (10) days after they has received all of the Celtic Schedules.

          10.11. Effect of Termination. If this Agreement is terminated as permitted by Section 10.10 of this Agreement, such termination will be without liability of any party (or any shareholder, director, officer, employee, agent, consultant, or representative of such party) to the other parties to this Agreement; provided, that if such termination results from the failure of a party to use its or his best efforts to fulfill a condition to the performance of the obligations of the other parties or to perform a covenant of this Agreement or from a breach by any party to this Agreement, such party will be fully liable up to a maximum of $20,000 for any and all damages, costs, and expenses (including, but not limited to, reasonable counsel fees) sustained or incurred by the other parties as a result of such failure or breach.

                                     Article XI
                                    Miscellaneous

          11.1. Notices. Any notice provided for by this Agreement and any other notice, demand, or communication that any party may wish to send another will be in writing and either delivered in Person, transmitted by telecopier with receipt appropriately confirmed, or sent by registered or certified United States mail, first class postage prepaid, return receipt requested, in a properly sealed envelope, and addressed as follows:

          If to Celtic:

                                      Douglas P. Morris
                                      330 East Main Street, Suite 206
                                      Barrington, IL 60010
          with a copy to:   A. O. Headman, Jr.
                                      Cohne, Rappaport & Segal
                                      525 East 100 South, Fifth Floor
                                      Salt Lake City, UT 84102

          If to SLM or the Shareholders:

                                      Reese Howell, Jr.
                                      1567 East Laird Avenue
                                      Salt Lake City, Utah 84105

                                      Roger Davis and SLM
                                      102 West 500 South, Suite 300
                                      Salt Lake City, UT 84101

          with a copy to:   George M. Flint, III
                                      Parsons, Behle & Latimer
                                      200 South Main Street, Suite 1800
                                      Salt Lake City, UT 84111

          The parties to this Agreement may change their addresses for notice by notice given in the manner provided above. Any notice, demand, or other communication will be deemed given and effective as of the date of delivery in Person or upon receipt as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given or the rejection or other refusal to accept any notice, demand, or other communication, will be deemed to be the receipt of the notice, demand, or other communication as of the date of such inability to deliver or the rejection or refusal to accept.

          11.2. Entire Agreement. This Agreement, together with all Schedules and Exhibits attached to this Agreement or referenced herein, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties, including but not limited to the Letter of Intent heretofore entered into by the parties and there are no warranties, representations, or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

          11.3. Effect; Assignment. This Agreement and all of the provisions of this Agreement will be binding and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, but, except as expressly provided in this Agreement neither this Agreement nor any of the rights, interests, or obligations under this Agreement will be assigned by operation of law (excluding mergers, changes of domicile or other corporate reorganizations) or otherwise, by any party to this Agreement without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties to this Agreement and their respective successors and permitted assigns, any rights, remedies, or obligations under or by reason of this Agreement.
Notwithstanding anything else contained in this Agreement to the contrary, this Agreement and the rights, interests or obligations of Celtic, Celtic Merger Sub, SLM and of each Shareholder under this Agreement, shall survive any merger, change of domicile or other corporate reorganization and this Agreement shall continue in full force and effect as though such merger, change of domicile or other corporate reorganization had not occurred, and in such event, the rights, interests or obligations of Celtic, Celtic Merger Sub, SLM and of each Shareholder under this Agreement shall be the rights, interests or obligations of their respective successors.

          11.4. Amendments; Waivers. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

          11.5. Further Assurances. At any time and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          11.6. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.8. Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

          11.9. Governing Law. This Agreement shall be governed for all purposes by the laws of the State of Utah applicable to agreements executed and to be wholly-performed in the State of Utah.

          11.10. Legal Fees and Expenses. The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorney's fees, costs and disbursements incurred in connection with such proceeding, including, but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, from the non-prevailing party or parties.

          11.11. Schedules, Exhibits and Amendments. Disclosure in any Schedule of any allegations with respect to any alleged failure to perform, or breach or default of a contractual or other duty or obligation shall not be deemed an admission to any party other than a party hereto that such has in fact occurred, but shall be effective for the purposes for which such Schedule is intended as if such had in fact occurred.

                            11.11.1.  Descriptions of agreements, instruments
and other matters herein not required by the Agreement to be included herein are provided for reference only and are not intended to be complete and are not represented as such and each party is hereby referred to the actual agreement or instrument for a description thereof. References to the agreements and instruments herein include the Schedules, Exhibits and amendments thereto.

                            11.11.2.  Headings have been inserted in the
Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the materials to be disclosed thereon as set forth in the Agreements or other information contained in such Schedules.

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.
                                CELTIC INVESTMENT, INC,
                                a Delaware corporation

Dated: January 15, 1997         By /s/ Douglas P. Morris
                                Douglas P. Morris, President

                                SALT LAKE MORTGAGE CORP.
                                a Utah corporation

Dated: January 15, 1997         By /s/ Reese Howell, Jr.
                                Reese Howell, Jr.,  President


                                SLM SHAREHOLDERS



Dated: January 15, 1997         By /s/ Reese Howell, Jr.
                                Reese Howell, Jr.



Dated: January 15, 1997         By /s/ Roger D. Davis
                                Roger D. Davis